As filed with the Securities and Exchange Commission on
                                  April 21, 2004

                                REGISTRATION NO.
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                GOLDSPRING, INC.
             (Exact Name of Registrant as Specified in its Charter)

         FLORIDA                                7389                        65-0955118
(State or other jurisdiction of      (Primary Standard Industrial       (I.R.S. Employer
 incorporation or organization)       Classification Code Number)       Identification No.)


                        8585 E. Hartford Drive, Suite 400
                            Scottsdale, Arizona 85255
                                 (480) 505-4040
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                                  Robert Faber
                      Chief Financial Officer and Secretary
                                Goldspring, Inc.
                        8585 E. Hartford Drive, Suite 400
                            Scottsdale, Arizona 85255
                                 (480) 505-4040
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of communications to:

                             RICHARD I. ANSLOW, ESQ.
                              ANSLOW & JACLIN, LLP
                          195 ROUTE 9 SOUTH, SUITE 204
                           MANALAPAN, NEW JERSEY 07726
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM   AMOUNT OF
 TITLE OF EACH CLASS OF                                     OFFERING PRICE       AGGREGATE          REGISTRATION
 SECURITIES TO BE REGISTERED   AMOUNT TO BE REGISTERED      PER SHARE            OFFERING PRICE     FEE
----------------------------   -----------------------      ----------------     ----------------   ------------
Common Stock, par value
$.000666 per share (1)           21,739,129                    $.66               $ 14,347,825      $1,817.87

Common Stock, par value          10,869,575                    $.86               $  9,347,835      $1,184.37
$.000666 per share (2)

Common Stock, par value          10,869,575                    $.46               $  5,000,005      $  633.50
$.000666 per share (3)

Common Stock, par value             211,666                   $1.00               $    211,666      $   26.82
$.000666 per share(4)                                                             ------------      ----------

Total                            43,689,945                                       $ 28,907,331      $3,662.56

(1) Represents Selling Security Holders shares being sold to the public. The price of $.66 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and based on the last trade price reported on the OTC Bulletin Board on April 19, 2004.

(2) Represents shares of common stock issuable in connection with the conversion of our A warrants for certain selling security holders. The price of $.86 is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(g) of the Securities Act and based on the exercise price of the warrants.

(3) Represents shares of common stock issuable in connection with the conversion of our Green Shoe warrants for certain selling security holders. The price of $.46 is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(g) of the Securities Act and based on the exercise price of the warrants.

(4) Represents shares of common stock issuable in connection with the conversion of our warrants to the selling security holders in our February 2004 private offering memorandum. The price of $1.00 is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(g) of the Securities Act and based on the exercise price of the warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED        2004

                                GOLDSPRING, INC.


            21,739,129 SELLING SECURITY HOLDER SHARES OF COMMON STOCK
         10,869,575 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH
                            CONVERSION OF A WARRANTS
          10,869,575 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH
                        CONVERSION OF GREEN SHOE WARRANTS
           211,666 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH
                             CONVERSION OF WARRANTS

Our selling security holders are offering to sell 21,739,129 shares of our common stock; 10,869,575 shares of our common stock issuable in connection with the conversion of our A warrants; 10,869,575 shares of our common stock issuable in connection with the conversion of our Green Shoe warrants; and 211,666 shares of our common stock issuable in connection with the conversion of our warrants issued in our recent private placement offering which closed on February 23, 2004.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 21, 2004

Our common stock is listed on the OTC Bulletin Board under the symbol "GSPG." The last reported sale price of our common stock on April 19, 2004 was $0.66. We have recently submitted an application for a listing on the American Stock Exchange and we are waiting for notification of approval.

This prospectus relates to the resale by the selling stockholders of up to 21,739,129 shares of our common stock; 10,869,575 shares of our common stock issuable in connection with the conversion of our A warrants; 10,869,575 shares of our common stock issuable in connection with the conversion of our Green Shoe Warrants; and 211,666 shares of our common stock issuable in connection with the conversion of our warrants issued in our recent private placement offering which closed on February 23, 2004. The selling stockholders may sell the stock from time to time at the prevailing market price or in negotiable transactions.

We will receive no proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the sale of the exercise of our warrants.

                                TABLE OF CONTENTS

GLOSSARY ...................................................... 1

PROSPECTUS SUMMARY ............................................ 3

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA ............. 4

RISK FACTORS .................................................. 5

FORWARD-LOOKING STATEMENTS .................................... 9

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA ............10

MANAGEMENT'S DISCUSSION AND ANALYSIS ..........................11

OUR BUSINESS ..................................................15

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ......23

DIVIDENDS .....................................................24

PENNY STOCK CONSIDERATIONS ....................................24

DESCRIPTION OF PROPERTY .......................................24

LEGAL PROCEEDINGS .............................................24

MANAGEMENT ....................................................25

EXECUTIVE COMPENSATION ........................................26

PRINCIPAL STOCKHOLDERS ........................................28

SELLING STOCKHOLDERS ..........................................28

PLAN OF DISTRIBUTION ..........................................31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ................32

DESCRIPTION OF SECURITIES .....................................32

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE ...........................33

TRANSFER AGENT ................................................33

EXPERTS .......................................................33

LEGAL MATTERS .................................................33

                                    GLOSSARY

The following is a glossary of terms that will be used throughout this document. The glossary is being provided to help any person reading this document to understand certain terms.

"ASSAY" means to test ores or minerals by chemical or other methods for the purpose of determining the amount of valuable metals contained.

"BRECCIA" means rock consisting of fragments, more or less angular, in a matrix of finer-grained material or of cementing material.

"BONANZA" means a compact mass of very high-grade ore. Average Bonanza grades are 2.3 ounces of gold per ton and 43 ounces of silver per ton.

"CLAIM" means a mining title giving its holder the right to prospect, explore for and exploit minerals within a defined area.

"COMMON SHARES" means common shares without par value of GoldSpring, Inc.

"COMPANY" means the consolidated group consisting of GoldSpring, Inc. and its subsidiaries The Plum Mining Company, LLC, GoldSpring, LLC and Ecovat Copper Nevada, LLC.

"CORPORATE STOCK TRANSFER" means GoldSpring's registrar and transfer agent, Corporate Stock Transfer of Denver, Colorado.

"CORPORATION" means the consolidated group consisting of GoldSpring, Inc. and its subsidiaries The Plum Mining Company, LLC, GoldSpring, LLC and Ecovat Copper Nevada, LLC.

"CUT-OFF GRADE" means the grade below which mineralized material or ore will be considered waste.

"DEPOSIT" means an informal term for an accumulation of mineral ores.

"DIAMOND DRILL" means a rotary type of rock drill that cuts a core of rock and is recovered in long cylindrical sections, two centimeters or more in diameter.

"DORE" means unrefined gold and silver bullion consisting of approximately 90% precious metals, which will be further refined to almost pure metal.

"DUMPS" means depositories of unprocessed material rejected from prior mining operations.

"ECOVAT COPPER NEVADA" means Ecovat Copper Nevada, LLC, a wholly-owned subsidiary of GoldSpring, Inc.

"FAULT" means a fracture in rock along which there has been displacement of the two sides parallel to the fracture.

"GOLDSPRING" means GoldSpring, Inc.

"HEAP LEACH" means a gold extraction method that percolates a cyanide solution through ore heaped on an impervious pad or base.

"MINERALIZATION" means the concentration of metals within a body of rock.

"MINERALIZED MATERIAL" is a mineralized body which has been delineated by appropriately spaced drilling and/or underground sampling to support a sufficient tonnage and average grade of metal(s). Such a deposit does not qualify as a reserve, until a comprehensive evaluation based upon unit cost, grade, recoveries, and other material factors conclude legal and economic feasibility.

"NET SMELTER RETURNS" means the actual financial proceeds received from any mint, smelter, refinery, or other purchaser, from the sale of bullion, dore, concentrates or finished products, less the cost of shipping, and all minting, smelter or refinery costs.

"ORE" means material containing minerals that can be economically extracted.

"OXIDE" means mineralized rock in which some of the original minerals have been oxidized (I.E., combined with oxygen). Oxidation tends to make the ore more porous and permits a more complete permeation of cyanide solutions so that minute particles of gold in the interior of the minerals will be more readily dissolved.

"PATENT" means Fee simple title (private land) obtained from a State or Federal government to land containing a valid mineral discovery.

"PLACER MINE" means the Gold Canyon and Spring Valley properties contained within the legal entity of Goldspring LLC.

"PLUM MINING" means The Plum Mining Company, LLC, a wholly-owned subsidiary of Goldspring, Inc.

"PROBABLE RESERVES" means reserves for which quantity and grade and/or quality are computed from information similar to that used for proven reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

"PROVEN RESERVES" means reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth, and mineral content of reserves are well-established.

"RECOVERY" means that portion of the metal contained in the ore that is successfully extracted by processing, expressed as a percentage.

"RESERVES" or "ORE RESERVES" mean that part of a mineral deposit, which could be economically and legally extracted or produced at the time of the reserve determination.

"SAMPLING" means selecting a fractional, but representative, part of a mineral deposit for analysis.

"SEDIMENT" means solid material settled from suspension in a liquid.

"STOCKWORK" means a rock mass interpenetrated by small veins of mineralization.

"STRIKE", when used as a noun, means the direction, course or bearing of a vein or rock formation measured on a level surface and, when used as a verb, means to take such direction, course or bearing.

"STRIKE LENGTH" means the longest horizontal dimension of an ore body or zone of mineralization.

"STRIPPING RATIO" means the ratio of waste to ore in an open pit mine.

"SULPHIDE" (or "SULFIDE") means a compound of sulfur and some other element.

"TRENCHING" means prospecting in which subsurface strata are exposed by digging pits across the strike of a lode.

"VEIN" means a fissure, fault or crack in a rock filled by minerals that have traveled upwards from some deep source.

"VOLCANICLASTIC" means derived by ejection of volcanic material from a volcanic vent.

"WASTE" means rock lacking sufficient grade and/or other characteristics of ore.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. The terms "we," "us," "our" and "Goldspring" refer to Goldspring, Inc., unless the context otherwise requires.

                                    About Us

We are a precious metals mining company specializing in the production of gold and other precious metals. Goldspring, as it exists today, was formed in March 2003 when we undertook a reorganization through which we acquired substantially all of the assets of Ecovery, Inc., a private corporation with mining properties in Nevada. Ecovery's mining assets include the Gold Canyon and Spring Valley gold placer projects in Lyon County, Nevada plus the "Big Mike" Copper Ore Project, located about 2 hours east of Reno in Winnemucca, Nevada.

Prior to March 2003, we were focused on software and technology applications for global e-commerce. We were originally founded in Florida in October 1999, as Click and Call Company. We changed our name to StartCall.com, Inc. in June 2000. StartCall.com's business plan was to serve as an application service provider
(ASP) which offered real-time interaction technology as an out source service. We planned to offer a technology that would enable visitors to a web site to click on a button and request live help at the point of a purchase when needed or desired by the customer. In the fourth quarter of 2002, we decided that we could not compete in the marketplace and began looking for potential acquisitions or mergers with companies in the software telecommunications industry.

On November 1, 2003, we acquired The Plum Mining Company, LLC ("Plum"). It became our wholly owned subsidiary. The Plum property consists of two projects (The Billie the Kid Project comprised of the Billie the Kid, Lucerne and the Hartford Pits, and The Como Project) containing gold and silver bearing ore. The "Billie the Kid" and "Lucerne" open pit mines (private land) contain gold and silver. In addition to the mining claims, the Plum acquisition included 40 acres of private land with a 2,700 square foot office building, two laboratory trailers, an enclosed maintenance facility, earth-moving equipment, dump trucks, and other processing equipment including a Merrill Crowe solution extraction plant and a primary ore crusher. On November 18, 2003, we commenced work on the Plum property.

On December 12, 2003, we initiated the application process to be listed on the American Stock Exchange (AMEX). We are awaiting notification of approval.

                              How We Are Organized

We were incorporated in Florida on October 19, 1999 under the name Click and Call Corporation. On June 7, 2000, we changed our name to Startcall.com, Inc. At such time, our business plan was to serve as an application service provider. On December 12, 2002, we filed a certificate of amendment to our certificate of incorporation to increase our authorized common shares to 150,000,000. On December 27, 2002, we changed our name to Visator, Inc. On March 12, 2003, we changed our name to Goldspring, Inc. and increased our authorized shares to 500,000,000. On November 21, 2003, our application to transact business in Arizona was approved. The Plum Mining Company, LLC was incorporated in Nevada on November 1, 1996.

                              Where You Can Find Us

We are located at 8585 E. Hartford Drive, Suite 400, Scottsdale, Arizona 85255. Our telephone number is (480) 505-4040 and our facsimile number is (480) 505-4044.

                              Plan Of Distribution

The selling shareholders may be selling up to 21,739,129 shares of our common stock, 10,869,575 shares of common stock issuable in connection with conversion of a warrants, 10,869,575 shares of common stock issuable in connection with conversion of green shoe warrants and 211,666 shares of common stock issuable in connection with the conversion of our warrants issued in our recent private placement offering which closed on February 23, 2004. Such shares of our common stock may be sold from time to time to purchasers directly by the selling shareholders. Alternatively, the selling shareholders may from time to time offer shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders for whom they may act as agent. The selling shareholders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling shareholders in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act. We will bear all expenses of the offering of shares of our common stock by the selling shareholders other than payment that they may agree to make to underwriters.

                SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following summary consolidated financial and operating data should be read together with Management's Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes included elsewhere in this prospectus. The summary consolidated balance sheet data as of December 31, 2002 and 2003 and the summary consolidated statements of operations data for each of the three years in the three year period ended December 31, 2003 have been derived from our audited consolidated financial statements included elsewhere in this prospectus.

                                                                      Years Ended December 31,
                                                       ----------------------------------------------------
                                                            2001                2002                 2003
                                                       ----------        -------------         ------------
Consolidated Statements of Operations:
Revenues:                                              $    3,471        $       1,157         $          0
                                                       ----------        -------------         ------------

  Total revenues                                            3,471                1,157                    0
Cost of revenues:                                               0                    0                    0
                                                       ----------        -------------         ------------

  Gross profit                                              3,471                1,157                    0
                                                       ----------        -------------         ------------
Operating expenses:
 Selling, general and administrative expenses              74,947               66,822            4,258,235
 Depreciation and amortization expense                     13,264               13,265                1,118
                                                       ----------        -------------         ------------

  Total operating expenses                                 88,212               80,086            4,646,910
                                                       ----------        -------------         ------------

Income (loss) from operations                             (84,741)             (78,929)          (4,646,910)
Other income (expenses):
 Interest income                                                0                    0                1,891
                                                       ----------        -------------         ------------

  Total other expenses                                          0                    0                1,891
                                                       ----------        -------------         ------------

Income (loss) before income taxes                         (84,741)             (78,929)          (4,645,019)
Income tax provision (benefit)                                  0                    0             (940,000)
                                                       ----------        -------------         ------------
Net  (loss)                                            $  (84,741)       $     (78,929)        $ (3,705,019)
                                                       ==========        =============         ============

                                                                      Years Ended December 31,
                                                       ----------------------------------------------------
                                                            2001                2002                 2003
Net income (loss) per common share:
  Basic and diluted                                        (0.000)              (0.003)              (0.027)
                                                       ==========        =============         ============

Weighted average shares outstanding(6):
  Basic and diluted                                       971,278            4,228,181          135,131,484
                                                       ==========        =============         ============

                                                                    As of December 31, 2003
                                                                    -----------------------
Consolidated Balance Sheet Data:
Cash and cash equivalents                                                $     364,138
Total assets                                                                17,519,781
Total long-term debt, including current portion                              1,000,000

Total stockholders' equity (deficit)                                        16,311,509


                                  RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words "we", "our" or "us" refer to Goldspring, Inc. and not to the selling shareholders.

RISKS RELATED TO OUR BUSINESS

WE WILL NOT BE SUCCESSFUL UNLESS WE RECOVER PRECIOUS METALS AND SELL THEM ON WORLD MARKETS

Our success and possible growth will depend on our ability to recover precious metals, process them, and successfully sell them on world markets. The success of this process is dependent on the world spot market prices paid in relation to our costs of production. We may not always be able to produce at a profit because we can only maintain a level of control over our costs and have no ability to control the world spot market prices. We have adopted a small spot deferred sales program in the gold market in order to bring a level of stability to a portion of our future gold production.

THE COST OF OUR ACQUISITION, EXPLORATION AND DEVELOPMENT ACTIVITIES ARE SUBSTANTIAL AND THERE IS NO ASSURANCE THAT THE QUANTITIES WE DISCOVER OR ACQUIRE WILL JUSTIFY COMMERCIAL OPERATIONS

We cannot be certain that our acquisition, exploration and development activities will be commercially successful. Substantial expenditures are required to acquire existing gold properties, to establish ore reserves through drilling and analysis, to develop metallurgical processes to extract metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. There can be no assurance that any gold reserves or mineralized material acquired or discovered will be in sufficient quantities or adequate grade to justify commercial operations or that the funds required for development can be obtained on a timely basis.

THE PRICE OF GOLD IS KNOWN TO FLUCTUATE ON A REGULAR BASIS AND THE DOWNTURN IN PRICE COULD NEGATIVELY IMPACT OUR OPERATIONS AND CASH FLOW

The price of gold is subject to fluctuations, which could adversely affect the realizable value of our assets and potential future results of operations and cash flow.

SINCE OUR ASSETS ARE GOLD, SILVER AND COPPER RESERVES, THE DROP IN THE PRICE OF ANY OF THESE METALS WILL NEGATIVELY EFFECT OUR ASSET VALUES, CASH FLOWS, POTENTIAL REVENUES AND PROFITS

Our principal assets are gold, silver and copper reserves, real estate, mining permits, heavy equipment used in mining and mining infrastructure for mineral processing. We intend to acquire additional properties containing reserves and mineralized material with exploration potential. The price that we pay to acquire these properties will be, in large part, influenced by the price of gold at the time of the acquisition. Our potential future revenues are expected to be, in large part, derived from the mining and sale of gold from these properties or from the outright sale of some of these properties. The value of these gold reserves and mineralized material, and the value of any potential mineral production there from, will vary in direct proportion to variations in those mineral prices. The price of gold has fluctuated widely, and is affected by numerous factors beyond our control, including, but not limited to, international, economic and political trends, expectations of inflation, currency exchange fluctuations, central bank activities, interest rates, global or regional consumption patterns and speculative activities. The effect of these factors on the price of gold, and therefore the economic viability of any of our projects, cannot accurately be predicted. Any drop in the price of gold would negatively effect our asset values, cash flows, potential revenues and profits.

OUR ACTIVITIES ARE INHERENTLY HAZARDOUS AND ANY EXPOSURE MAY EXCEED OUR INSURANCE LIMITS OR MAY NOT BE INSURABLE

Mining exploration, development and operating activities are inherently hazardous. Mineral exploration involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations in which we have direct or indirect interests will be subject to all the hazards and risks normally incidental to exploration, development and production of gold and other metals, any of which could result in work stoppages, damage to property and possible environmental damage. The nature of these risks is such that liabilities might exceed any liability insurance policy limits. It is also possible that the liabilities and hazards might not be insurable, or, we could elect not to insure itself against such liabilities due to high premium costs or other reasons, in which event, we could incur significant costs that could have a material adverse effect on our financial condition.

SINCE RESERVE CALCULATIONS ARE ONLY ESTIMATES, ANY MATERIAL CHANGE MAY NEGATIVELY EFFECT THE ECONOMIC VIABILITY OF OUR PROPERTIES

Reserve calculations are estimates only, subject to uncertainty due to factors including metal prices and recoverability of metal in the mining and mineral recovery process. There is a degree of uncertainty attributable to the calculation of reserves and corresponding grades dedicated to future production. Until reserves are actually mined and processed, the quantity of ore and grades must be considered as an estimate only. In addition, the quantity of reserves and ore may vary depending on metal prices. Any material change in the quantity of reserves, mineralization, grade or stripping ratio may negatively affect the economic viability of our properties. In addition, there can be no assurance that gold recoveries or other metal recoveries in small-scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

OUR OPERATIONS ARE SUBJECT TO STRICT ENVIRONMENTAL REGULATIONS WHICH RESULT IN ADDED COSTS OF OPERATIONS AND OPERATIONAL DELAYS

Our exploration and development operations are subject to environmental regulations, which could result in additional costs and operational delays. All phases of our operations are subject to environmental regulation. Environmental legislation is evolving in some countries or jurisdictions in a manner which may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not negatively affect our projects. We are currently subject to environmental regulations with respect to our properties in Nevada.

WE ARE SUBJECT TO FEDERAL LAWS WHICH REQUIRE ENVIRONMENTAL ASSESSMENTS AND BOND/SURETY POSTINGS WHICH ADD SIGNIFICANT COSTS TO OUR OPERATIONS AND DELAYS IN OUR PROJECTS

The Bureau of Land Management requires that mining operations on lands subject to its regulation obtain an approved plan of operations subject to environmental impact evaluation under the National Environmental Policy Act. Any significant modifications to the plan of operations may require the completion of an environmental assessment or Environmental Impact Statement prior to approval. Mining companies must post a bond or other surety to guarantee the cost of post-mining reclamation. These requirements could add significant additional cost and delays to any mining project undertaken by us.

CHANGES IN STATE LAWS, WHICH ARE ALREADY STRICT AND COSTLY, CAN NEGATIVELY EFFECT OUR OPERATIONS BY BECOMING STRICTER AND COSTLIER

At the state level, mining operations in Nevada are also regulated by the Nevada Department of Conservation and Natural Resources, Division of Environmental Protection. Nevada state law requires the Plum Mining Company and the GoldSpring Placer Projects to hold Nevada Water Pollution Control Permits, which dictate operating controls and closure and post-closure requirements directed at protecting surface and ground water. In addition, we are required to hold Nevada Reclamation Permits required under NRS 519A.010 through 519A.170. These permits mandate concurrent and post-mining reclamation of mines and require the posting of reclamation bonds sufficient to guarantee the cost of mine reclamation. Other Nevada regulations govern operating and design standards for the construction and operation of any source of air contamination, and landfill operations. Any changes to these laws and regulations could have a negative impact on our financial performance and results of operations by, for example, required changes to operating constraints, technical criteria, fees or surety requirements.

TITLE CLAIMS AGAINST OUR MINING PROPERTIES COULD REQUIRE US TO COMPENSATE PARTIES, IF SUCCESSFUL, AND DIVERT MANAGEMENT'S TIME FROM OPERATIONS

There may be challenges to our title in the mineral properties in which we hold a material interest. If there are title defects with respect to any of our properties, we might be required to compensate other persons or perhaps reduce our interest in the affected property. Also, in any such case, the investigation and resolution of title issues would divert management's time from ongoing exploration and development programs.

GENERAL RISKS AND OFFERING RISKS

WE HAVE LIMITED REVENUE TO DATE AND ARE SUBJECT TO ALL RISKS IN ANY DEVELOPING BUSINESS

As of March 1, 2004 we had no revenues although we have recently begun to generate revenues which we expect to continue and expand in the first half of 2004. We are subject to all of the risks inherent in a developing business enterprise which will have an affect on our development, growth and success.

IF OUR SHARE PRICE IS VOLATILE, WE MAY BE THE TARGET OF SECURITIES LITIGATION, WHICH CAN BE COSTLY AND TIME-CONSUMING TO DEFEND

In the past, following periods of market volatility in the price of a company's securities, security holders have often instituted class action litigation. If the market value of our common stock experiences adverse fluctuations and we become involved in this type of litigation, regardless of the outcome, we could incur substantial legal costs and our management's attention could be diverted from the operation of our business, causing our business to suffer.

FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD LOWER OUR STOCK PRICE, AND CONVERSION OF OUR WARRANTS AND ANY ADDITIONAL CAPITAL RAISED BY US MAY DILUTE YOUR OWNERSHIP IN US.

We may sell additional shares of common stock in subsequent public offerings. In addition, the warrant holders in our recent financing and private placement memorandum will, most likely, convert their warrants to our shares of common stock after this registration statement is declared effective. We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued in connection with the conversion of the warrants stated above, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

THE REQUIREMENTS OF BEING A PUBLIC COMPANY MAY STRAIN OUR RESOURCES AND DISTRACT MANAGEMENT

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, or Exchange Act, and the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. We currently do not have an internal audit group. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. This may divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely or cost effective fashion.

WE DO NOT INTEND TO PAY A CASH DIVIDENDS ON OUR COMMON STOCK IN THE NEAR TERM AND, CONSEQUENTLY, YOUR ONLY OPPORTUNITY TO ACHIEVE A RETURN ON YOUR INVESTMENT IS IF THE PRICE OF OUR STOCK APPRECIATES

We do not plan to declare cash dividends on shares of our common stock in the foreseeable future. Consequently, your only opportunity to achieve a return on your investment in us will be if the market price of our common stock appreciates and you sell your shares at a profit. There is no guarantee that the price of our common stock that will prevail in the market after this offering will ever exceed the price that you pay.

OUR BUSINESS DEPENDS ON A LIMITED NUMBER OF KEY PERSONNEL, THE LOSS OF WHOM COULD NEGATIVELY AFFECT US

Stephen Parent, Robert Faber and John Cook, our senior executives are important to our success. If they become unable or unwilling to continue in their present positions, our business and financial results could be materially negatively affected.

IF WE FAIL TO ADEQUATELY MANAGE OUR GROWTH, WE MAY NOT BE SUCCESSFUL IN GROWING OUR BUSINESS AND BECOMING PROFITABLE

We expect our business and number of employees to grow over the next 12 months. In particular, we intend to hire additional administrative personnel and to increase expenditures for investor relations. We expect that our growth will place significant stress on our operation, management, employee base. Any failure to address the needs of our growing business successfully could have a negative impact on our chances of success.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR COMMON SHARES AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL

Sales of substantial amounts of our common stock in the public market could decrease the prevailing market price of our common stock and our ability to raise equity capital in the future.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker-dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;

-    Receive the purchaser's written consent to the transaction; and

-    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements," which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include statements regarding: proposed new programs; expectations that regulatory developments or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar expressions, as well as statements in future tense, identify forward-looking statements.

You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. They are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, you should draw no inference that we will make additional updates with respect to those or other forward-looking statements.

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

The following selected consolidated financial and operating data should be read together with Management's Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes included elsewhere in this prospectus. The selected consolidated balance sheet data as of December 31, 2002 and 2003 and the selected consolidated statements of operations data for each of the three years in the period ended December 31, 2003 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The balance sheet data as of December 31, 1999, 2000 and 2001 and the statements of operations data for the years ended December 31, 1999 and 2000 have been derived from our audited financial statements, which are not included in this prospectus. Historical results are not necessarily indicative of the results to be expected in the future.

                                                                            Years Ended December 31,
                                                ----------------------------------------------------------------------------------
                                                     1999             2000            2001              2002             2003
                                                -------------    -------------    -------------    -------------    --------------
Consolidated Statements of Operations:
Revenues:
         Consulting and other                   $          --    $       7,162    $       3,471    $       1,157    $          --
         Interest Income                        $          --    $          --    $          --    $          --    $       1,891
                                                -------------    -------------    -------------    -------------    --------------
Operating expenses:
         Costs applicable to sales                         --               --               --               --               --
         Organization                                   5,554               --               --               --               --
         Consulting                                        --               --               --               --        4,258,235
         General and administrative                     6,349          267,082           74,947           57,177          387,557
         Research and development                       9,056           60,263               --            9,645               --
         Marketing and promotional                        914           38,517               --               --
         Depreciation and amortization                 13,265           13,265           13,265           13,264            1,118
                                                -------------    -------------    -------------    -------------    --------------
                                                       35,138          379,127           88,212           80,086        4,646,910
                                                -------------    -------------    -------------    -------------    --------------
Loss before income taxes                              (35,138)        (371,965)         (84,741)         (78,929)      (4,645,019)
                                                -------------    -------------    -------------    -------------    --------------
Income tax provision (benefit)                             --               --               --               --         (940,000)
                                                -------------    -------------    -------------    -------------    --------------

Net loss                                        $     (35,138)   $    (371,965)   $     (84,741)   $     (78,929)   $  (3,705,019)
                                                =============    =============    =============    =============    ==============

Net loss per common share - basic and diluted   $          --    $          --    $          --    $      (0.003)   $      (0.027)
                                                =============    =============    =============    =============    ==============

Weighted average common shares outstanding          1,500,000        1,704,000          971,278        4,228,181      135,131,484
         - basic and diluted                    =============    =============    =============    =============    =============

                                                                            Years Ended December 31,
                                                ----------------------------------------------------------------------------------
                                                     1999             2000            2001              2002             2003
                                                -------------    -------------    -------------    -------------    --------------
Consolidated Balance Sheet Data:
Cash and cash equivalents                         $      1,341   $         --    $         --        $        318    $    364,138
                                                  ============   ============    ============        ============    ============
Total assets                                      $     43,622   $     66,748    $     43,737        $      1,436    $ 17,519,781
                                                  ============   ============    ============        ============    ============
Total long-term debt, including current portion   $         --   $     75,000    $    148,181        $         --    $  1,000,000
                                                  ============   ============    ============        ============    ============
Preferred stock                                   $         --   $         --    $         --        $         --    $  4,650,000
                                                  ============   ============    ============        ============    ============
Total stockholders' equity (deficit)              $        762   $    (88,203)   $   (172,944)       $    (47,886)   $ 16,311,509
                                                  ============   ============    ============        ============    ============


                      MANAGEMENT'S DISCUSSION AND ANALYSIS

Overview

We are a production-focused mining company whose goal is to become the fastest growing and most profitable mining company operating in the US. Our initial operations are centered in the Comstock Lode in northern Nevada, located about 30 miles south and east of Reno. Expansion is planned in other mining districts in Nevada, Arizona, California, Canada and Mexico.

Thirty-three (33) Bonanza Grade deposits have been discovered in the Comstock Lode District in Nevada. The average Bonanza grades were in excess of 2.3 ounces of gold per ton and 43 ounces of silver per ton. Documented bullion production, as of 1882, was 10,785,000 ounces of gold and 204,728,000 ounces of silver according to the USGS. Mills on the Comstock operating at 65 - 70% recovery, processed 14.4 million ounces of gold and 273 million ounces of silver. There are still significant unexplored and unexploited mineral deposits in the Comstock Lode District.

Our business model targets mining projects that have proven in-ground reserves, advanced permitting, and solid exploration potential. Rather than competing with major mining companies, we seek to acquire smaller, proven projects from these large companies. In addition, we will seek to acquire properties from private individuals and small mine owners.

Our current in ground Reserves at market values total approximately $598 million:

          1.35 million ounces of gold
          3.7 million ounces of silver
          25 million pounds of copper already mined and above ground.

Commencing operations in March of 2003, we successfully raised in excess of $12 million in capital, completed two acquisitions, and have commenced gold and silver production within our first year. Operations are forecast to be profitable in 2004 from Plum Mining LLC's Billie the Kid open pit gold and silver project. We also have three additional acquisition targets for which we have signed letters of intent.

In the first quarter of 2004 we successfully raised $10,000,000 from US institutions as well as $332,500 through an equity private placement, offered to enable existing shareholders to participate in the new round of financing. The $10,332,500 of financings were completed by mid-March 2004 and will be deployed as follows:

     $3 million to accelerate the ramp up of production of existing reserves including the Big Mike Copper Project.

     $3 million to acquire and bring into production projects that have executed Letters of Intent.

     $2   million for additional acquisitions or targeted exploration.

     $2.3 million for working capital.

The additional capital allows us to grow rapidly and to take advantage of some unique opportunities.

One major corporate objective for 2004 is to grow the in ground gold reserves to 3 million ounces through both strategic acquisitions and exploration at existing properties.

                         LIQUIDITY AND CAPITAL RESOURCES

Our available cash and accounts payable balance at December 31, 2003 were $364,138 and $108,950 respectively. During 2003 we raised approximately $2,000,000 through two separate transactions. The first transaction consisted of a $250,000 private placement offering of 2 million restricted common shares at $0.125 to private accredited investors. The second was also an equity financing completed with a London Stock Exchange Listed Investment Trust generating $1,785,008 in exchange for 36 million restricted common shares of our stock.

In the first quarter 2004, we raised an additional $10.3 million of equity in two separate transactions. Specifically, in February 2004 we completed a restricted private placement for accredited investors for $332,500 (44.3 units). Each $7,500 unit consisted of 10,000 shares of our restricted common shares, par value $0.000666 and 5,000 warrants exercisable at $1.00 for one year. In addition, we have the right to redeem the restricted common shares from the accredited investors within 120 days of the closing date, February 23, 2004, for $7,500 per unit. In the event that we redeem the restricted common shares, the investor will retain the warrants.

In mid March 2004, we closed a $10 million institutional private equity placement. We received gross proceeds of $10 million from a group of institutional investors and accredited investors from the private placement of 21,739,129 shares of unregistered common stock at a negotiated price of $0.46 per share. The investors also received warrants to purchase 10,869,565 shares of common stock at an exercise price of $0.86 per warrant share. Additionally, investors have the option to invest an additional $5.0 million in a Green Shoe warrant. The planned use of proceeds from the $10 million equity is as follows:


     $3,000,000 to accelerate production at existing gold, silver and cooper properties

     $3,000,000 to complete and bring to production those acquisition targets currently under Letter of Intent and / or similar acquisitions (See Acquisition Targets under Letter of Intent Below)

     $2,000,000 for additional acquisitions, development and exploration

     $2,000,000 for working capital

As of March 31, 2004 we had a bank balance in excess of $8,000,000 and we have utilized an estimated $4 million since March 2003 to execute our business strategy. Namely, we deployed approximately $500,000 to acquire the GoldSpring Placer Properties and Plum Mining, $2,000,000 in infrastructure development to advance mining at Billie the Kid property, $200,000 for an RMS Ross Gravity Recovery System and approximately $1,300,000 for operating expenses which includes broker, legal and other professional fees related to the $10,000,000 equity raise in the first quarter 2004.

On March 31, 2004 we had notes payable due of $900,000. In November 2003 we acquired Plum Mining Company, LLC for a total of $1,400,000 that consisted of a cash payment of $200,000, 549,177 restricted common shares valued at $200,000 and a promissory note for $1,000,000. This seller note is payable in ten quarterly payments of $100,000 of which the first payment was due and paid in January 2004.

Gold and silver recovery at the Billie the Kid project began in March 2004. We expect gold and silver production to increase steadily over the next several quarters.

At this time, we believe we are adequately financed to execute our business plan. As additional acquisition opportunities are identified we may decide to raise more equity to fund these projects.

Acquisition Targets under Letter of Intent

(1)  Spanish Flat Mining Property

Located in Northern California, the mine, mill and settling pond are fully permitted. An approved plan of operation and reclamation bond is on file with the United States Forest Service (lead agency). The mining operation will focus on locating and selectively removing high-grade ore shoots (ranging from 1 to 25+ ounces/ton of gold). Structure of the deal: at closing, Seller shall receive $100,000 to $150,000 cash payment and restricted common shares; balance of the purchase price will be paid through a royalty of twenty percent (20%) of net operating profits during the production period.

(2)  Dump Project - Virginia City, Nevada

Dumps containing 1,073,380 tons of mining material previously rejected from 1880's underground operations. Assay results from Con Virginia property indicate ..048oz./ton of gold and 1.17oz./ton of silver from upper zone and .337oz./ton of gold and 12.8oz./ton of silver from the lower zone. Plan to transport to Plum Mining's processing plant for crushing and leaching. Structure of the deal:
Seller may receive an up-front cash payment of less than $50,000; primary compensation for Seller will be a royalty payment based on ore recovery during the production period; estimated net profit split is 80% to GoldSpring and 20% to Seller.

(3)  Minera Del Mar

Land consists of 200 hectares (440 acres) containing 12 million metric tons of alluvial material, with known exploration potential. The property is under evaluation to determine grade of ore and cost of production. The structure of the deal will be similar to other GoldSpring acquisitions: At closing, a small cash payment and restricted common stock; bulk of purchase price paid out of production revenues during the recovery period.

                       2004 Outlook for Current Operations

The Billie The Kid Project:

At the end of October 2003, we purchased The Plum Mining Company, LLC which, according to the recent Mineral Reserve Statement prepared by registered engineering geologist Robert Carrington, contains "Total reserve inventory for all classes reported of 2,437,082 tons with an average grade of 0.0627 ounces of gold per ton and 1.52 ounces of silver per ton." He footnotes that historical mining of 125,000 tons in 1993 from Lucerne pit showed the actual grade of mined material placed on the heap leach for treatment to average 0.064 opt gold, 20% higher than the drill indicated grade of 0.05 opt gold. Actual achieved recovery was 84.6% of the higher 0.064 opt gold head. He states in another part of the report that GoldSpring is already seeing similar results for the Billie the Kid project.

In addition to the $1,400,000 purchase price for Plum Mining, LLC, which required $200,000 of cash, over $2,000,000 of cash has been invested in 2003 - 2004 as follows: $150,000 for additional reclamation bond requirements; $1,000,000 in construction and development of the operations infrastructure, including a fully constructed, inspected and lined heap leach pad and pond facility and direct electrowinning recovery system for the gold and silver; $40,000 cash; and $900,000 for mining, hauling, screening, agglomeration, and recovery costs associated with over 80,000 tons of ore.

This stockpiled ore is currently being loaded onto the prepared leach pad and mining is producing an average of 2,000 tons per day to add to the stockpile. Approximately 80,000 tons of ore should be on the pad and under leach by early second quarter 2004. The metal contained in the 80,000 tons of ore, according to assays, should be 5,040 ounces of gold and 32,000 ounces of silver. At the previously experienced recovery rate of 84.5% for gold and 33% for silver at the Lucerne pit, gold and silver production would approximate 4,284 ounces and 11,000 ounces respectively. Most of the revenue related to this 80,000 tons of ore will be recognized in the second and third quarters 2004. While the leach process typically can take several months for full recovery, the first 30-45 days produces the largest percentage. Once gold and silver are released into the cyanide solution from the leach process and collected in the pregnant solution pond, the metals will be recovered in a Merrill Crowe system. We are in the process of laying out a "Super-Pad", adjacent to pad #1 at Plum, which will accommodate larger scale daily production and which should hold over 1 million tons of ore under leach. When this pad is ready, both Billie The Kid and Lucerne pits will be mined at the same time. This is referred to as "The Billie The Kid Project" which is reported to contain approximately 1.4 - 1.6 million tons of economic gold and silver ore.

A million ton heap leach pad is being planned adjacent to the existing pad at Plum. The million ton pad will accommodate larger scale daily production. When this pad is ready, both Billie The Kid and Lucerne pits will be mined at the same time. "The Billie The Kid Project", which consists of the Billie the Kid and Lucerne pits, contains approximately 1.3 million tons of economic gold and silver ore according to mining studies.

Previously classified waste material (grading .008) is now being converted to overliner on the pad changing the strip ratio from 1.7 : 1 to 1:1. This operating change will enhance project economics appreciably.

On March 30, 2004, we sold 6,000 ounces of gold in a spot deferred transaction to be delivered to Johnson Matthey Refinery, Salt Lake City Pool, based on the current gold price at such time of $418 per ounce. On April 1, 2004, we sold 6,000 ounces of gold in a spot deferred transaction to be delivered to Johnson Matthey Refinery, Salt Lake City Pool, based on the current gold price at such time of $425 per ounce. We purchased 2,400 ounces of gold and are using the gold as a margin against these two transactions.

These transactions remain open for delivery at any time in any amount for two years from the date of the transaction at no interest, cost or penalty to us.

GoldSpring Placer Mining Operations

Our first acquisition was the GoldSpring placer claims located on the south end of the Comstock near the intersections of Highway 351 and Highway 50, about 7.8 miles east of Carson City, Nevada. The 850 acres, according to the Bourne and Pelke independent engineering reports, contain 1,199,000 ounces of gold contained in 41,000,000 cubic yards of gravel averaging 35 feet deep from the surface to bedrock. Average grade is from .027 -.033 ounces of gold per cubic yard. These properties are not tailing projects, rather they are virgin sand and gravels that have been explored for gold but have not been mined. Although silver content has not been reported as a reserve figure, assays show about 15% silver content, as is typical in the Comstock Lode. The preferred method of recovery is by gravity through washing with water. No crushing or chemicals are used or required. We own a complete RMS Ross gravity plant, including powerplant, which will commence operation in second or third quarter 2004 at the rate of 200 tons per hour. Three additional plants are planned for deployment between 2004 and 2005, which should result in 100,000 ounces of gold to be recovered annually from the 4 plants.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses, and related disclosure on contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions and conditions.

Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions. We believe that our critical accounting policies are limited to those described below. For a detailed discussion on the application of these and other accounting policies see our note 3 to our consolidated financial statements.

Equity Issuances for Services

We account for all transactions under which employees, officers and directors receive shares of common stock in accordance with the provisions of Accounting Principles Board Opinion No.25 "Accounting for Stock Issued to Employees". In accordance with Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock -Based Compensation", we adopted the pro-forma disclosure requirements of SFAS 123. Accordingly, no compensation has been recognized in the results of operations for the employees, officers and directors stock option plan other than for those options issued to non-employees for other services. Issuances of common stock to employees are valued at the fair market value at the time of issuance or earned by the agreement and then expensed over the respective term of such agreement.

We account for non-employee equity transactions in accordance with SFAS No. 123 and EITF 96-18. The valuing of such equity considers the fair value of the stock at issuance or contract date, the volatility of the stock, risk free rates of return, the term for which services are to be rendered and the date upon earning such equity. We may utilize the Black Scholes formula to arrive at the intrinsic value of certain equity rights issued for services for non-employee issuances.

Accounting for Income Taxes

As part of the process of preparing our consolidated financial statements we are required to estimate our income taxes. Management's judgment is required in determining our provision of our deferred tax asset. We recorded a valuation for the full deferred tax asset from our net operating losses carried forward due to us not demonstrating any consistent profitable operations. In the event that the actual results differ from these estimates or we adjust these estimates in future periods we may need to adjust such valuation recorded.

                                  OUR BUSINESS

OVERVIEW

We are a precious metals mining company specializing in the economical and efficient production of gold and other precious metals. Goldspring, as it exists today, was formed in March 2003 when a Plan of Agreement and Reorganization by Exchange (the "Plan of Reorganization") was executed between us and Ecovery, Inc., a private corporation with mining properties in Nevada. Pursuant to the Plan of Reorganization, in consideration for substantially all of the assets of Ecovery, we agreed to pay $13,750,000 in the form of 90,000,000 restricted shares of our common stock (market value of $0.10 per share) to the Ecovery shareholders, $100,000 cash payment to Ecovery, and 46,500 shares of $100 Preferred Convertible/Redeemable stock to Harlesk Nevada (the prior owner of the Gold Canyon and Spring Valley placer projects) in full satisfaction of $4,650,000 of production payments due to Harlesk Nevada from the operation of the Placer projects.

Ecovery's assets included the Gold Canyon and Spring Valley gold placer projects in Lyon County, Nevada plus the "Big Mike" Copper Project in Nevada. The Gold Canyon and Spring Valley Placer gold claims, located about 3 miles south of Gold Hill, Nevada, have reported gold reserves of 1,199,000 ounces. These claims consist of 21 unpatented placer mining claims covering approximately 850 acres. The claim groups lie immediately south of the famous Comstock Lode, which is considered the source of the placer gold values in the immediate area. The "Big Mike" Copper Ore Project, is located about 2 hours east of Reno in Winnemucca, Nevada, and contains 25,000,000 pounds of copper already mined. The total value of the contained copper in the ore at recent prices above $1.30/pound is approximately $32.5 million.

Prior to March 2003, we were focused on software and technology applications for global e-commerce. Originally founded in Florida in October 1999 as Click and Call Company, we changed our name to StartCall.com, Inc. in June 2000. At such time, our business plan was to serve as an application service provider (ASP) which offered real-time interaction technology as an out source service. We planned to offer a technology that would enable visitors to a web site to click on a button and request live help at the point of a purchase when needed or desired by the customer. In the fourth quarter of 2002, our management decided that we could not compete in the marketplace and began looking for potential acquisitions or mergers with companies in the software telecommunications industry. In December 2002, we entered into a Stock Purchase Agreement and Share Exchange Agreement with a Danish software company, ARN Invest, in which we agreed to acquire Web Intelligence, a European supplier of online competitive intelligence services, in exchange for the issuance of 79,500,000 shares to ARN Invest. Pursuant to the Agreement, we changed our name to Visator, Inc. and Web Intelligence became our wholly-owned subsidiary and operating company. In February 2003, Web Intelligence, ARN Invest, and our management at the time agreed to void the transaction. A Termination Agreement and Mutual Release was executed on February 28, 2003. The Stock Purchase Agreement and Share Exchange were deemed null and void, and ARN Invest returned the 79,500,000 shares of our common stock in consideration for a cash payment of $20,000. These common shares were subsequently cancelled in March 2003.

Prior to the Plan and Agreement of Reorganization by exchange by Goldspring, Inc., we had entered into various contractual arrangements whereby we would issue common stock as consideration for investor relations, business advisory and related consulting services. A total of 26,726,932 common shares valued at $4,123,278 were issued for consulting services during the period February 2002 through March 11, 2003. The entire amount was realized as an expense in 2003.

Following the termination of the Agreement with ARN Invest, we executed a letter of intent and subsequent purchase agreement with Ecovery, Inc. to acquire substantially all of the assets used by Ecovery in conducting its mining business in Nevada. Pursuant to the Letter of Intent, we changed our name to GoldSpring, Inc. The "Plan of Agreement and Reorganization by Exchange" between Ecovery and us (the "Plan of Reorganization") was entered into on March 20, 2003. The final closing documents for our acquisition of Ecovery's Nevada mining assets were executed on June 12, 2003 with an effectuation date of March 11, 2003. As outlined in the Plan of Reorganization and final closing documents, Antonio Treminio resigned from our Board of Directors and John Cook and Les Cahan were appointed to our Board of Directors. In addition, Antonio Treminio resigned as our President, Chief Executive Officer and Chief Financial Officer, and John Cook was named as our President and Chief Executive Officer. We then appointed Robert Faber to our Board of Directors and, in June 2003, named him Chief Financial Officer. We recently appointed Steven Parent as our Chief Executive Officer and Chairman of our Board of Directors.

In June 2003, we ordered our first RMS - Ross turnkey gravity placer gold recovery plant. This plant was delivered in November 2003.

On September 16, 2003, our shareholders of record received a 10% stock dividend. Pursuant to this dividend, we issued an additional 15,600,000 common shares to our shareholders.

In September 2003, prior to the 10% stock dividend, we completed a $2,000,000 equity raise. The financing consisted of two phases. Phase One was a $250,000 private placement offering of 2,000,000 restricted common shares at $0.125 to private accredited investors. Phase Two was also an equity financing which was completed with a London Stock Exchange Listed Investment Trust generating $1,785,008 in exchange for 36,000,000 restricted shares of our common stock. This Investment Trust also received an additional 3,600,000 restricted common shares pursuant to our 10% dividend in September 2003. We deployed the funds to acquire The Plum Mining Company, LLC, to commence gold production at Plum's Billie the Kid open pit mine and for general corporate purposes.

On November 2003, we acquired The Plum Mining Company, LLC ("Plum"). The Plum property consists of two projects (The Billie the Kid Project comprised of the Billie the Kid, Lucerne and the Hartford Pits, and The Como Project) containing over 2,427,082 tons of economic gold and silver bearing ore. The "Billie the Kid" open pit (private land) contains 577,082 tons, with a Phase 1 mining plan targeting the 471,000 tons of proven 0.058 ounces/ton gold and 0.31 ounces/ton silver. The adjacent "Lucerne" open pit (private land) has resources in excess of 1,150,000 tons of 0.05 ounces/ton gold and 0.71 ounces/ton silver. The Como District Claims, located in the Hulley-Logan Trend about 30 miles SE of Plum, contains about 700,000 tons of probable 0.09 ounces/ton gold and 3.9 ounces/ton silver. At $400 gold and $7.0 silver the Billie the Kid, Lucerne and Como ore bodies represent approximately $61 million of gold and $26 million in silver.

In addition to the mining claims, the Plum acquisition included 40 acres of private land with a 2,700 square foot office building, two laboratory trailers, an enclosed maintenance facility, earth-moving equipment, dump trucks, and other processing equipment including a Merrill Crowe solution extraction plant and a primary ore crusher. Notably, Plum Mining has the only permit for a cyanide heap leach processing facility in the Comstock Lode area of Nevada. Given the regulatory climate in this area, Plum mining most likely will be the only company in the Comstock Lode District with a cyanide heap leach permit. The Plum permits and infrastructure provide a solid platform for further expansion in the Comstock Lode District.

Approximately two weeks after the closing of the Plum acquisition, we were successful in securing necessary final regulatory approvals to commence infrastructure development on the Plum property. Ground breaking took place on November 18, 2003 with a plan to be in production and mineral recovery before year-end. Several strategic vendor relations were formed including an agreement with American Asphalt. This vendor provides mine excavation and transportation of ore to the processing facility. Our plans for the 4th Quarter of 2003 production would have been attainable had the Leach pad and pond liner material been available on schedule as contracted. The facility would have been finished by December 11 and able to be overlined and loaded with ore for the fourth quarter revenue. The weather window necessary for detailed construction of the leach pad and ponds was lost and rather than send ore off property at an excessive incremental cost, a decision was made to stockpile the mined material for processing once the construction was complete. While not received or reported in the fourth quarter 2003, the revenue associated with the stockpiled gold and silver ore mined in the 4th Quarter 2003 is being generated in 2004. Currently, over 80,000 tons of ore from Billie the Kid pit have been mined and are being loaded on the completed Heap Leach Processing pad.

On December 12, 2003, we initiated the application process to be listed on the American Stock Exchange (AMEX). The initial "Comment Letter" was received from the AMEX on January 20, 2004. All items contained in the "Comment Letter" have been addressed and responded to.

2003 was a year of formation and staging for the enterprise. 2004 will focus on expanding mineral production at existing properties and increasing reserves through strategic acquisitions and exploration. We will continue to seek acquisition opportunities where the properties have proven reserves, advanced permitting in place and where exploration opportunities exist. We have three (3) Letters of Intent that have been executed for properties that meet these criteria. Contingent upon successful due diligence, we intend to complete these acquisitions in the near term.

Current in-ground reported reserves total $598 million: Gold: $540 Million (1.35 Million oz.), Silver: $26 Million (3.7 Million oz.), and Copper: $32.5 Million (25 Million lbs.). We intend to increase In-Ground Reserves to over 3 million ounces of gold in 2004 through acquisitions and exploration of existing properties. Exploration opportunities exist on our properties including a Bonanza potential discovery of 1 to 3 million additional ounces of gold. We are committed to creating a high-quality portfolio of gold and other precious metals producing assets to achieve substantial, long-term growth and cash flow.

RECENT FINANCING EVENTS

In February 2004, we completed a private placement for accredited private investors for $332,500 (44 1/3 units). Units of $7,500 consisting of 10,000 shares of our restricted common stock, par value $.000666 and 5,000 warrants exercisable at $1.00 for a one-year period. We have the right to redeem the restricted shares from the investors within 120 days of the close of this private placement at the same price paid by the investor. The investor, however, will retain the warrants. The warrants/converted shares shall have registration rights commencing 180 days after the date of issuance. The restricted shares shall remain restricted for one year if not redeemed. This offering was closed on February 23, 2004.

On March 11, 2004, we closed a $10 million equity private placement brokered by Merriman Curhan Ford & Co. of San Francisco, California. We received gross proceeds from a group of institutional investors of $10 million from a private placement of 21,739,129 shares of unregistered common stock at a negotiated price of $0.46 per share. The investors also received warrants to purchase 5,813,953 shares of common stock at an exercise price of $0.86 per warrant share, and will have a term of four years. Additionally, investors have the option to invest an additional $5.0 million in a green shoe option. This registration statement is registering all of the shares issued in the private placement and all shares issuable in accordance with the warrants issued in the private placement.

Use of Proceeds is as follows: $3,000,000 to accelerate the ramp up of existing gold, silver and copper reserves into production; $3,000,000 to complete and bring to production those acquisitions currently under executed Letters of Intent; $2,000,000 for additional acquisitions, development and exploration and $2,000,000 for working capital.

EMPLOYEES

We have four full-time employees at our executive office in Scottsdale, Arizona. In addition, we have contracted two full-time managers to oversee the Plum Mining project in Nevada (both managers are paid as consultants). We use consultants with specific skills to assist with various aspects of our project evaluation, due diligence and acquisition initiatives. Since the beginning of 2004, we have added five mining employees at the Plum project, all of whom are leased through an employee leasing agency. We also use subcontractors in our mining operations which involves approximately 20 people including a mining and screening foreman.

Our corporate headquarters are located in Scottsdale, Arizona, where we lease office space at 8585 E. Hartford Drive, Suite 400, Scottsdale, Arizona 85255. Our telephone number is (480) 505-4040 and our telefax number is (480) 505-4044.

PRINCIPAL MARKETS

The products produced by us are sold on world markets at prices established by market forces. These prices are not within our control.

GOVERNMENT REGULATION

Mining operations and exploration activities are subject to various national, state, and local laws and regulations in the United States, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. We have obtained or have pending applications for those licenses, permits or other authorizations currently required to conduct our exploration and other programs. We believes that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations passed there under in the United States. There are no current orders or directions with respect to the foregoing laws and regulations.

RECLAMATION

We are generally required to mitigate long-term environmental impacts by stabilizing, contouring, resloping, and revegetating various portions of a site after mining and mineral processing operations are completed. These reclamation efforts are conducted in accordance with detailed plans, which must be reviewed and approved by the appropriate regulatory agencies.

The Nevada Revised Statutes and regulations promulgated there under by the Nevada State Environmental Commission and the Nevada Division of Environmental Protection, Bureau of Mining and Reclamation require surety to be posted for mining projects to assure we will leave the site safe, stable and capable of providing for a productive post-mining land use. Pursuant to the approved Reclamation Plan for Billie the Kid, we posted a surety in the amount of $321,000, of which $145,000 came in the form of a cash deposit and the balance was secured from a surety agent.

COMPETITION

We compete with other mining companies in connection with the acquisition of gold properties. There may be competition for gold acquisition opportunities, some of which may involve other companies having substantially greater financial resources than us.

We believe no single company has sufficient market power to affect the price or supply of gold in the world market.

PLUM MINING PROPERTIES (BILLIE THE KID OPEN PIT MINE, LUCERNE OPEN PIT MINE, COMO CLAIMS)

In November 2003, GoldSpring purchased 100% of the interest in The Plum Mining Company, LLC ("Plum"). Plum's property interests include title to 40 acres of private land, with improvements consisting of a 2,700 square foot commercial/residential office building and a 1,500 square foot shop; and mineral exploration and mining leases for the Billie the Kid and Lucerne Open Pit mines and the Como Claims.

Lease and Royalty Payments
--------------------------

We have a Mineral Exploration and Mining Lease Agreement with Claire Obester dated January 1, 1997 (the Obester Lease) covering mineral rights to the Billie the Kid and Lucerne open pit mines as well as other mining claims. Terms of the lease call for monthly lease payments of $500 until the mining claims covered by the lease are put into production. After production commences, we shall pay a royalty to Lessor amounting to the greater of $500/mo. or a percentage of Net Smelter Returns (the percentage varies based on the price of gold - 3% is gold is less than $400/oz., 4% if gold is in the $400's per ounce and 5% if gold is $500 or greater per ounce).

We have a second Mineral Exploration and Mining Lease Agreement with the Donovan Silver Hills, LLC covering 13 unpatented mining claims at the Como property. Terms of the lease call for monthly lease payments of $250 until the mining claims covered by the lease are put into production. After production commences, we shall pay a royalty to Lessor amounting to the greater of $500/mo. or a percentage of Net Smelter Returns (The percentage varies based on the price of gold - 3% if gold is less than $400 per ounce, 4% if gold is in the $400's per ounce and 5% if gold is $500 or greater per ounce.).

Geology, Structure and Mineralization
-------------------------------------

The project geology is dominated by three principal lithologic units. The oldest is a Mesozoic sub-areal to sub-marine volcanic and sedimentary sequence. This unit is dominated by metamorphosed andesite, with local sedimentary units consisting of black graphitic shale and limestone. Intruding and overlying this are dikes and flows of the Hartford Hill Rhyolite (Santiago Canyon Tuff). Sequentially above the Hartford Hill is the Alta Andesite. In the project area, the unit is composed of up to 2000 feet of andesitic flows and interlayered, water lain tuffs (Sutro Tuff).

The Lucerne and Billie the Kid deposits are situated along faulted, offset sections of the Silver City Lode, one the structures which intersect and form the larger Comstock Lode. The structural grain of both deposits is roughly N50oW, and both dip northeasterly.

Within the Billie the Kid and the Lucerne deposits, intrusive dikes and sills of the Alta andesite are seen to be spatially associated with gold mineralization, but only rarely are mineralized. In the Billie the Kid deposit approximately 80% of the mineralization is contained in the Hartford Hill rhyolite, and in the paleosol which separates it from the Mesozoic meta-andesite. In the Lucerne deposit, roughly 70% of the ore grade mineralization is contained in the Hartford Hill, the remainder being in the Alta.

Ore mineralogy is unique in the district. Fragments of both Alta andesite and Hartford Hill rhyolite, cut by open space quartz veinlets and veins are found throughout a matrix of lacy to sugary quartz, white to black calcite, and manganiferous clays. Gold is found as discrete very fine grains of free gold within the clayey matrix. Typical gold grains have extremely ornate boundaries, and abnormally large surface areas, somewhat resembling crumpled foil, or broken egg shells. This large surface area, and the lack of any encapsulation allow effective treatment in a heap leach environment.

Open Pit Mineral Reserves
-------------------------

Billie the Kid & Lucerne Pit Areas:

At present the Billie the Kid deposit contains Proven Mineable Reserves of 471,000 tons with an average grade of .058 opt Au, and .31 opt Silver. The waste to ore ratio for the present pit design is 1.7:1. Projected recoveries in a heap are 80% for gold, and 30% for silver. The ore, due to its high carbonate content, is actually neutralizing. This suggests potential to treat other nearby, low grade ores from the district which are historically acid generating. In 1999, Sierra Mining & Engineering LLC, modeled the Billie the Kid deposit and estimated a Cumulative Reserve of 577082 tons. The mineralization outside of the existing mine plan (106,082 tons) is considered a Proven Reserve.

The Lucerne deposit ores are similar to the Billie the Kid in chemistry and response in a heap leach environment. The remaining resources at Lucerne are estimated at 1,150,000 tons, 850,000 of proven reserves and 300,000 of probable reserves. Upon completion of current remodeling and developing a current mine plan, most of this mineralization will be reclassified as Proven Mineable Reserves.

The probable reserves lie underneath State Route 342 which is located on the east crest of the Lucerne Pit. These probable reserves contain an indicated grade of .05 opt Au (gold) and .7 opt AG (silver).

Mineralization in the Billie the Kid pit is known to extend beyond design limits, into Lyon County. Extending exploration into this county would require obtaining new permits, so a conscious decision has been made not to open operations in Lyon County until the mine is in full operation. It is believed that once the mine is generating revenue, exploration should be extended into this area, and the necessary permitting pursued.

Additional exploration potential exists north of the old Hartford Pit where limited drilling by Houston Oil and Minerals in the late 1970's returned results up to .1 opt Au., in an area of alteration similar to the Billie the Kid and where intrusive dikes of Alta Andesite are mapped along the meta-andesite - rhyolite contact.

Como District
-------------

Past operations by Plum's Previous owner, W. Hughes Brockbank, conducted drilling and other exploration activities in the Hulley - Logan area of the Como District. Like the Comstock District, this mineralization is hosted in Tertiary age volcanic flows.

To date, exploration work has identified a reported Probable Mineral Reserve of 700,000 tons with an average grade of .09 opt Au, and 3.9 opt Silver. Historic heap leaching on the claims is reported to have achieved over 80% recovery of the gold and silver values from these ores.

At present the Reserve inventory for all classes reported on herein, stands at 2,437,082 tons with an average grade of 0.0627 ounce of gold per ton, and 1.52 ounces of silver per ton.

Current Mining operations have extracted approximately 80,000 tons of the Billie the Kid reserve and placed it in a Mined ore stockpile at the process facility. Based on production sampling to date, the average grade of this material is .06 opt Au. An additional 9,000 tons of stockpiled ore with an average grade of
0.068 had been mined by Plum Mining LLC prior to our purchase. This ore is currently being agglomerated and loaded on the heap leach pad and sprayed with cyanide. December 2003 reserve balances are accurate and they will be adjusted after first quarter results are complete. No processing of this ore has taken place as of this date, therefore this material is still considered to be part of the reserve and no depletion of the reserve is attributed to this.

PLACER PROJECTS AND REPORTED RESERVES
-------------------------------------

The Gold Canyon and Spring Valley Gold Placer Properties contain 1,199,000 reported ounces of gold in 41,000,000 cubic yards of alluvial sand and gravel, representing gross in-ground value of $479 million.. The properties consist of 21 unpatented placer mining claims covering approximately 850 acres located 30 miles south east of Reno and 7 miles east of Carson City, Nevada. The claim groups lie immediately south of the famous Comstock Lode, which is considered the source of the placer values in the immediate area. Several lode mines are located at higher elevations in close proximity to the Spring Valley properties and practically all of the eroded material from these veins would be deposited on our claim group. Exploration work completed on these claim groups has been carried out under the supervision of experienced and knowledgeable mining consultants thoroughly familiar with the gold mineralization of the Carson City area. Notices have been filed with the BLM to begin initial processing on these projects.

Geology
-------

All placers begin with the weathering and disintegration of lodes or rocks containing one or more heavy, resistant metals such as gold, platinum, magnetite, garnet, zircon, etc. It is generally accepted that the placer gravels composing the alluvial fan at the mouth of Gold Canyon were eroded from the southern portion of the Comstock Lode, which includes the Gold Hill and Silver City areas. The precious metals originated in brecciated quartz veins containing native gold and silver sulphide. The bulk of the placer material consists of angular and subangular fan gravels, the greatest portion of which was deposited by surges of runoff water. There is strong evidence that the alluvial fan is interlaced with multiple stream channels which would represent the greatest potential for concentrations of higher grade placer gravels. The Spring Valley placer area was formed largely by alluvial deposition or transitional creep and represents the product of local erosion of surface materials. Several lode mines are located in the immediate vicinity at higher elevations.

Spring Valley
-------------

The Spring Valley gold placer property consists of 15 contiguous unpatented placer claims covering approximately 450 acres in Lyon County in northwestern Nevada.

The operation will be similar to a sand and gravel operation with a simple gravity gold recovery circuit attached. The in-ground value of the reported gold reserves (336,000 oz.) at $400/oz. is $134 million. There are also approximately 3,000,000 tons of ore dumps and tailings from previous operations which lie on top of the claims that might be suitable for recovery through a highly efficient, fully self-contained process.

Gold Canyon
-----------

Immediately east of the Spring Valley property lies the Gold Canyon claim group consisting of 6 unpatented placer claims covering approximately 400 acres in Lyon County, Nevada. An integrated exploration program, including magnetic and seismic surveys, reverse circulation drilling and sampling has indicated in excess of 29 million cubic yards grading 0.032 ounces of gold per cubic yard. The in-ground value of the reported gold reserves (863,931 oz.) at $400/oz. is $345 million.

MINED COPPER

THE "BIG MIKE" COPPER PROJECT

The "Big Mike" Copper Ore Project is located approximately 32 miles south of Winnemuca in Pershing County, Nevada. Access to this site is via Grass Valley Road, a county maintained paved and gravel road, for 30 miles and then 2 miles on a BLM gravel road. The property is situated in Sections 22 and 23 of Township 31 North and range 39 East, Mount Diablo Meridian, at an elevation of 5,000 to 5,500 feet. The project consists of 17 unpatented lode mining claims and 1 placer mining claim covering a total of 310 acres. Water rights sufficient for a vat leaching or heap leaching operation were included with the acquisition of this property. The project has 25,000,000 pounds of reported copper, already mined. The value of the contained copper at recent prices exceeding $1.30/pound is $32.5 million.

MINERAL RESERVE SUMMARY

Current in-ground reported reserves total $598 million: Gold: $540 Million (1.35 Million oz.), Silver: $26 Million (3.7 Million oz.), and Copper: $32.5 Million (25 Million lbs.) The Company intends to increase In-Ground Reserves to over 3 million ounces of gold in 2004 through acquisitions and exploration of existing properties. Exploration opportunities exist on the Company's properties including a Bonanza potential discovery of 1 to 3 million additional ounces of gold. GoldSpring is committed to creating a high-quality portfolio of gold and other precious metals producing assets to achieve substantial, long-term growth and cash flow.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the OTC Bulletin Board under the symbol "GSPG." We have applied to have our common stock listed on the American Stock Exchange and we are waiting for approval. The following table sets forth the high and low bid prices for our common stock since we commenced trading on February 28, 2002.

                YEAR     QUARTER            HIGH         LOW

                2002     First              1.30         0.03
                2002     Second             0.65         0.20
                2002     Third              0.17         0.01
                2002     Fourth             0.05         0.02
                2003     First              1.05         0.06
                2003     Second             0.16         0.01
                2003     Third              0.49         0.05
                2003     Fourth             0.84         0.27
                2004     First              1.04         0.66

As of April 19, 2004, we had over 2,000 holders of record of our common stock. That does not include the number of beneficial holders whose stock is held in the name of broker-dealers or banks. Such shareholders of record held 194,992,911 shares of our common stock (this amount shall be reduced by 133,300 shares which represents the cancellation of shares issued in our February 2004 private placement that were not subscribed for).

The above quotations reflect the inter-dealer prices without retail mark-up, mark-down or commissions and may not represent actual transactions.

                                    DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

                           PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker-dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;

-    Receive the purchaser's written consent to the transaction; and

-    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

                             DESCRIPTION OF PROPERTY

We presently lease approximately 1,350 square feet of office space located at 8585 E. Hartford Drive, Suite 400, Scottsdale, Arizona 85255. The lease commenced on October 1, 2003 and terminates on September 30, 2004. We pay $3,357.61 per month.

Our mining properties are described in the business section.

                                LEGAL PROCEEDINGS

We are not a party to any pending or threatened litigation and, to our knowledge, no action, suit or proceeding has been threatened against our officers or directors.

                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

NAME                                AGE     POSITION
----                                ---     --------

Stephen Bruce Parent                59      Chief Executive Officer and
                                            Chairman of the Board of Directors

John Francis Cook                   64      President

Robert Thomas Faber, CPA            44      Secretary and Chief Financial
                                            Officer

Leslie Lawrence Cahan               78      Director

Tony E. Applebaum, EA               38      Director, Audit Committee Member

Purnendu K. Rana Medhi              67      Director, Audit Committee Member

The following is a biographical summary of our directors and officers:

Steve Parent - Chief Executive Officer and Chairman of our Board of Directors:
Steve, our founder and recently named Chief Executive Officer and Chairman, has worked in the mining industry for over twenty years. He has managed the exploration and development operations of several Junior Public mining companies in the United States and Canada. Steve has been responsible for leading mining projects from the conceptual stage through feasibility. Before founding GoldSpring, Inc., Steve served as CEO of Ecovery, Inc., a private company with two significant mining projects: The Big Mike Copper Project and the GoldSpring Placer Project both now included in GoldSpring, Inc. Steve was also the founder and President, CEO of Aztech Environmental Industries, Inc prior to founding Ecovery. Steve and his wife Judy filed for Chapter 13 Bankruptcy protection on September 26, 2002. Pursuant to the Plan of Reorganization approved by the court, full payments were made to all creditors in a timely manner and the bankruptcy was fully discharged on March 5, 2004.

John F. Cook, P. Eng. - President and Director: John is a mining engineer, with 42 years of experience that has covered all aspects of the mining industry at all levels in many parts of the world. For the past twenty years this experience has been at a very senior level, including General Management and Corporate Affairs. For the past eight years John has been involved with Junior exploration and development companies after many years of working for much larger companies. Currently, he is Chairman of Anaconda Gold Corporation and of Castlerock Resources. These are both TSX Venture exchange companies with mining development interests in Canada, USA and Mexico. He is a director of GLR Resources, Inc. and Wolfden Resources, Inc. both TSX companies with exploration and development interests in Canada. John runs Tormin Resources Limited (his own private company) and has recently been involved in the development of a gravity gold extraction plant in eastern Canada. Prior to getting involved with junior mining/exploration companies, John has worked in senior positions with Navan Resources, Goldcorp and Lac Minerals. This followed early mining experience in southern Africa and a stint as a consultant in UK and Canada.

Robert T. Faber, CPA, - Chief Financial Officer and Director: Rob is a Financial Executive with 20 years of diverse senior financial management, business and acquisition experience, including substantial international experience. Rob previously served as Vice President of United Site Services, Inc. (Sun Services), a $60 million privately held service company that was formed in 2000. There, he strengthened organizational structure, improved cash management, and directed the acquisition and integration process. Additionally, Rob served as the Assistant Regional Controller with Allied Waste Industries, where his team was responsible for management of a $1.2 billion multi-state business operation. Prior to Allied, Rob spent 17 years with Waste Management, Inc., a $12 billion publicly traded environmental services company, during which time he served in senior positions such as Director of Finance in London, England, leading a $1.2 billion international operating group. Rob has personally been involved in over 100 separate acquisitions ranging from $500,000 to $250 million and was responsible for directing all due diligence, financial valuations and integrations. He has extensive experience in SEC reporting, investor relations, capital acquisitions, and system development.

Les Cahan - Director: Les has been directly involved, for over thirty years, in all aspects of exploration and production of mining, and oil & gas assets. Les acquired the Gold Canyon and Spring Valley mining claims, as well as carrying out the first geophysical, drilling and trenching exploration activities before it was acquired by Ecovery, Inc., and subsequently, GoldSpring, Inc. Les owned and operated Western Land and Minerals Ltd., which specialized in gas and oil production. He was also a founding partner of Nanisivic, on Baffin Island, one of the world's largest zinc mines.

Tony Applebaum, EA - Director: Tony Applebaum is Federally licensed in IRS tax accounting and tax client representation and has had a private practice since 1997. Prior to this, Mr. Applebaum worked in the accounting and financial services industry as controller and VP Finance for several start-up and major ongoing successful corporations. He is familiar with public company reporting requirements, policies and procedures. In addition, he has extensive experience in advanced financial analysis including cash flows, projections and forecasts. Tony brings another layer of solid financial expertise and credibility to GoldSpring as a member of its Audit Committee.

P.K. Rana Medhi, Mining Engineer - Director: P.K. Rana Medhi is a registered engineering and mining geologist with 40 years of international mining experience. Medhi is also a Principal of Mineral Evaluation Network- a worldwide cooperative of economic geologists and mining professionals that provides mineral resources expertise and investment assistance to its clients. Medhi spent 28 years with Cyprus Amax Minerals Company. While at Cyprus, Medhi was the senior operations manager for 15 years. He is established in business development and alliance, exploration and mine development, mine evaluation, as well as mine operations and permitting. Medhi's extensive international mining experience has enabled him to successfully lead projects from the exploration phase to start-up, commercial production and post closure mining activities.

EXECUTIVE COMPENSATION

The following table sets forth information concerning annual and long-term compensation, on an annualized basis for the 2003 fiscal year, for our Chief Executive Officer and for each of our other executive officers (the "Named Executive Officers") whose compensation on an annualized basis is anticipated to exceed $100,000 during fiscal 2003.

                           SUMMARY COMPENSATION TABLE

For the fiscal year ended December 31, 2003, we had no executive officers whose total salary and bonus exceeded $100,000.

The table below sets forth summary information concerning the compensation awarded to our officers in the year ended December 31, 2003.

   Name and Position            Salary            Bonus        Deferred Salary
   -----------------            ------             ----        ---------------
   Stephen Bruce Parent,
   Chairman and CEO            $35,000               0                    0

   John Francis Cook,
   President                         0               0                    0

   Robert T. Faber, CFO        $35,000               0                    0

For the fiscal years ended December 31, 2002 and 2001, no salaries were paid and no grants of options or SAR grants given.

                                  STOCK OPTIONS

We did not grant stock options in 2003.

The following sets forth information with respect to stock options granted during fiscal year 2003:

None.

The following sets forth information as to the number of shares of common stock underlying unexercised stock options and the value of unexercised in-the-money stock options projected at the 2003 fiscal year end:

None

Compensation of Directors: Standard Arrangements: The members of our Board of Directors are reimbursed for actual expenses incurred in attending Board meetings. They do not receive compensation for their services as directors.

Purnendu K. Rana Medhi, Director and Audit Committee Member, has a consulting services agreement with us. Mr. Medhi receives a monthly retainer of $3,000 for 40 hours of professional mining consulting services. Additional services to us are compensated at $75 per hour. The consulting services agreement also provides Mr. Medhi a quarterly grant of 12,500 shares of restricted common stock for professional services he provides for us.

Leslie L. Cahan, Director, through his wholly-owned company Harlesk Nevada, has a consulting services agreement with us. Mr. Cahan receives a monthly retainer of $5,000 for performing professional mining consulting services on an as-needed basis.

With the exception of the consulting services agreements for Purnendu K. Rana Medhi and Leslie L. Cahan described above, our officers and directors do not have employment agreements or agreements relating to termination of employment or change-in-control.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the 194,992,911 (this amount shall be reduced by 133,300 shares which represents the cancellation of shares issued in our February 2004 private placement that were not subscribed for) shares of our common stock as of April 21, 2004 by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock, (ii) each of our directors and executive officers, and (iii) all directors and officers as a group.

Title of Class   Name and Address (1) of Beneficial Owner  Position              Number of        Percent
                                                                                 Shares           of Class (2)
---------------- ----------------------------------------- --------------------- ---------------- -----------

Common           Steve Parent                              Chief Executive       45,962,750       23.6%
                                                           Officer and
                                                           Chairman of the
                                                           Board of Directors
---------------- ----------------------------------------- --------------------- ---------------- -----------
Common           Jubilee Investment Trust                  Not Applicable        39,600,000       20.3%
---------------- ----------------------------------------- --------------------- ---------------- -----------
Common           Leslie L. Cahan                           Director               9,000,000        4.6%
---------------- ----------------------------------------- --------------------- ---------------- -----------
Common           John Cook                                 President and          6,750,000        3.5%
                                                           Director
---------------- ----------------------------------------- --------------------- ---------------- -----------
Common           Robert T. Faber                           Secretary and Chief    1,990,000        1.0%
                                                           Financial Officer
---------------- ----------------------------------------- --------------------- ---------------- -----------

Common           All directors and officers as a group                           63,702,750       32.7%
                 (4)

(1) The address of our executive officers and directors is the same as our address: 8585 E. Hartford Dr., Suite 400, Scottsdale, AZ 85255

(2) Based on 194,992,911 (this amount shall be reduced by 133,300 shares which represents the cancellation of shares issued in our February 2004 private placement that were not subscribed for) shares issued and outstanding as of April 19, 2004.

PREFERRED SHARES

As of April 21, 2004, we have 46,500 shares of our Preferred Convertible Redeemable Shares issued and outstanding. Harlesk Nevada, Inc. owns all 46,500 shares. Leslie L. Cahan, our director, is the principal owner of Harlesk Nevada, Inc. These shares were issued in exchange for the Spring Valley and Gold Canyon placer gold claims that we acquired.

                              SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the total of 21,739,129 shares of our common stock, 10,869,575 shares of common stock issuable in connection with conversion of A warrants, 10,869,575 shares of common stock issuable in connection with conversion of Green Shoe Warrants and 211,666 shares of common stock issuable in connection with conversion of our warrants issued in our recent private placement offering which closed on February 23, 2004. None of the selling stockholders have and, within the past three years have not had, any position, office or other material relationship with us or any of our predecessors or affiliates.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of April 21, 2004 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.


                                             Shares of      Percent of      Shares of                    Percent of
                                            common stock     common       common stock    Number of        shares
                                             owned prior   shares owned     to be sold    shares owned     owned
Name of selling                                to the      prior to the      in the       after the        after
stockholder                                   offering     offering (1)    offering(1)   offering(19)   offering(19)
----------------------------------          -----------    -----------    -----------    -----------     --------
Gamma Opportunity Capital Partners, LP (3)    1,630,435        .9%        1,630,435          -0-           0%
                                                    -0-         0%        1,630,436(2)       -0-           0%
Longview Fund LP (5)                          1,630,435        .9%        1,630,435          -0-           0%
                                                    -0-         0%        1,630,436(2)       -0-           0%
Longview Equity Fund, LP (5)                  2,445,652       1.4%        2,445,652          -0-           0%
                                                    -0-         0%        2,445,652(2)       -0-           0%
Longview International Equity Fund, LP (5)      815,217        .4%          815,217          -0-           0%
                                                    -0-         0%          815,218(2)       -0-           0%
Alpha Capital Aktiengesellschaft (4)          1,086,957        .6%        1,086,957          -0-           0%
                                                    -0-         0%        1,086,958(2)       -0-           0%
Capital Ventures International (6)            2,173,913       1.3%        2,173,913          -0-           0%
                                                    -0-         0%        2,173,914(2)       -0-           0%
Portside Growth and Opportunity Fund (7)        543,478        .3%          543,478          -0-           0%
                                                    -0-         0%          543,478(2)       -0-           0%
Enable Growth Partners L.P. (8)                 434,783        .3%          434,783          -0-           0%
                                                    -0-         0%          434,784(2)       -0-           0%
Whalehaven Funds Limited (9)                    326,087        .2%          326,087          -0-           0%
                                                    -0-         0%          326,088(2)       -0-           0%
Stonestreet Limited Partnership (10)            760,870        .4%          760,870          -0-           0%
                                                    -0-         0%          760,870(2)       -0-           0%
Smithfield Fiduciary LLC (11)                   543,478        .3%          543,478          -0-           0%
                                                    -0-         0%          543,478(2)       -0-           0%
TCMP3 Partners LLP (12)                         217,391        .1%          217,391          -0-           0%
                                                    -0-         0%          217,392(2)       -0-           0%
Bristol Investment Fund, Ltd. (13)              652,174        .4%          652,174          -0-           0%
                                                    -0-         0%          652,174(2)       -0-           0%
Vertical Ventures, LLC (14)                     543,478        .3%          543,478          -0-           0%
                                                    -0-         0%          543,478(2)       -0-           0%
Merriman Curhan Ford Corporation (15)           272,826        .2%          272,826          -0-           0%
                                                    -0-         0%          272,826(2)       -0-           0%
A. Tod Hindin                                   108,696        .1%          108,696          -0-           0%
                                                    -0-         0%          108,696(2)       -0-           0%
Kenneth R. Werner Revocable Trust               108,696        .1%          108,696          -0-           0%
                                                    -0-         0%          108,696(2)       -0-           0%
Thomas P. O'Shea, Jr                             65,217        .1%           65,217          -0-           0%
                                                    -0-         0%           65,218(2)       -0-           0%
D. Jonathan Merriman                             65,217        .1%           65,217          -0-           0%
                                                    -0-         0%           65,218(2)       -0-           0%
Brock Ganeles                                    54,348        .1%           54,348          -0-           0%
                                                    -0-         0%           54,348(2)       -0-           0%
Elise Stern                                      54,348        .1%           54,348          -0-           0%
                                                    -0-         0%           54,348(2)       -0-           0%
Craig E. Sultan                                  54,348        .1%           54,348          -0-           0%
                                                    -0-         0%           54,348(2)       -0-           0%
Carl Frankson                                    54,348        .1%           54,348          -0-           0%
                                                    -0-         0%           54,348(2)       -0-           0%
Jon M. Plexico                                   43,478        .1%           43,478          -0-           0%


                                       29

                                                    -0-         0%           43,478(2)       -0-           0%
Pete Marcil                                      43,478        .1%           43,478          -0-           0%
                                                    -0-         0%           43,478(2)       -0-           0%
David Bain                                       43,478        .1%           43,478          -0-           0%
                                                    -0-         0%           43,478(2)       -0-           0%
Steven R. Sarracino                              42,391        .1%           42,391          -0-           0%
                                                    -0-         0%           42,392(2)       -0-           0%
Gregory S. Curhan                                21,739        .1%           21,739          -0-           0%
                                                    -0-         0%           21,740(2)       -0-           0%
John Hiestand                                    21,739        .1%           21,739          -0-           0%
                                                    -0-         0%           21,740(2)       -0-           0%
Robert E. Ford                                   21,739        .1%           21,739          -0-           0%
                                                    -0-         0%           21,740(2)       -0-           0%
Eric Wold                                        21,739        .1%           21,739          -0-           0%
                                                    -0-         0%           21,740(2)       -0-           0%
Christopher Aguilar                              21,739        .1%           21,739          -0-           0%
                                                    -0-         0%           21,740(2)       -0-           0%
Peter A. Blackwood                               21,739        .1%           21,739          -0-           0%
                                                    -0-         0%           21,740(2)       -0-           0%
Genesis Microcap Inc. (16)                      217,391        .1%          217,391          -0-           0%
                                                    -0-         0%          217,392(2)       -0-           0%
John V. Winfield                              1,630,435        .9%        1,630,435          -0-           0%
                                                    -0-         0%        1,630,436(2)       -0-           0%
John V. Winfield IRA-1                        1,086,957        .6%        1,086,957          -0-           0%
                                                    -0-         0%        1,086,958(2)       -0-           0%
John V. Winfield IRA-2                          543,478        .3%          543,478          -0-           0%
                                                    -0-         0%          543,478(2)       -0-           0%
Santa Fe Financial Corp. (17)                   543,478        .3%          543,478          -0-           0%
                                                    -0-         0%          543,478(2)       -0-           0%
Portsmouth Square, Inc. (17)                    543,478        .3%          543,478          -0-           0%
                                                    -0-         0%          543,478(2)       -0-           0%
Intergroup Corp. (17)                         2,173,913       1.3%        2,173,913          -0-           0%
                                                    -0-         0%        2,173,914(2)       -0-           0%
Erik Franklin                                    54,348        .1%           54,348          -0-           0%
                                                    -0-         0%           54,348(2)       -0-           0%
Joanne T. Becker InterVivos Trust                20,000        .1%           10,000(18)   20,000          .1%
Charles and Genevieve Holmes                     10,000        .1%            5,000(18)   10,000          .1%
Rodney Mayberry                                  20,000        .1%           10,000(18)   20,000          .1%
Gerald Jenkins                                   10,000        .1%            5,000(18)   10,000          .1%
Isaac and Donna Ward                             20,000        .1%           10,000(18)   20,000          .1%
David Salari                                     10,000        .1%            5,000(18)   10,000          .1%
Alan Ward                                        10,000        .1%            5,000(18)   10,000          .1%
John Wilkins                                     10,000        .1%            5,000(18)   10,000          .1%
Thomas and Barbara Worthen                       10,000        .1%            5,000(18)   10,000          .1%
Mark and Jennifer Ward                          193,333        .1%           96,666(18)  193,333          .1%
Gordon Randy Lane                               100,000        .1%           50,000(18)  100,000          .1%
Lisa Boksenbaum (20)                             10,000        .1%            5,000(18)   10,000          .1%

(1) The percentage of shares is based on 194,992,911 (this amount shall be reduced by 133,300 shares which represents the cancellation of shares issued in our February 2004 private placement that were not subscribed for)shares issued and outstanding as of April 19, 2004.
(2)  Consists of A Warrants and Green Shoe Warrants.
(3) Gamma Capital Advisors, Ltd., an Anguilla, British West Indies company, is the general partner to the stockholder Gamma Opportunity Capital Partners, LP, a Cayman Islands registered limited partnership, with the power to vote and dispose of the common shares being registered on behalf of the stockholder. As such, Gamma Capital Advisors, Ltd. may be deemed the beneficial owner of said shares. Christopher Rossman and Jonathan P. Knight, PhD are the Directors to Gamma Capital Advisors, Ltd., each possessing the power to act on its behalf. Gamma Capital Advisors, Ltd., Christopher Rossman and Jonathan P. Knight, PhD each disclaim beneficial ownership of the shares of common stock being registered hereto.
(4) Konrad Ackerman is a representative of, and makes investment decisions for, Alpha Capital Aktiengellschaft.
(5) S. Michael Rudolph is a representative of, and makes investment decisions for, Longview Fund LP, Longview Equity Fund, LP and Longview International Equity Fund, LP.
(6) Mike Mollen is a representative of, and makes investment decisions for, Capital Ventures International.

(7) Nancy Wu is a representative of, and makes investment decisions for, Portside Growth and Opportunity Funds.
(8) Mitchell Levine is a representative of, and makes investment decisions for, Enable Growth Partners L.P.
(9) Michael Finkelstein is a representative of, and makes investment decisions for, Whalehaven Funds Limited.
(10) Michael Finkelstein is a representative of, and makes investment decisions for, Stonestreet Limited Partnership.
(11) Adam Chill is a representative of, and makes investment decisions for, Smithfield Fiduciary LLC.
(12) Walter Schenker is a representative of, and makes investment decisions for, TCMP3 Partners LLP.
(13) Paul Kessler is a representative of, and makes investment decisions for, Bristol Investment Fund, Ltd.
(14) Josh Silverman is a representative of, and makes investment decisions for, Vertical Ventures, LLC.
(15) John Hiestad is a representative of, and makes investment decisions for, Merriman Curhan Ford Corporation.
(16) Lawrence S. Gibbons is a representative of, and makes investment decisions for, Genesis Microcap Inc.
(17) John V. Winfield is a representative of, and makes investment decisions for, Santa Fe Financial Corp., Portsmouth Square, Inc. and Intergroup Corp.
(18) This amount is for the registration of shares underlying the warrants held by this person. This amount is not included in the category "Shares of common stock owned prior to the offering." This chart assumes that such shares will still be held by the shareholder after the offering.
(19) Assumes that all of the shares of common stock being registered (including the shares of common stock issuable in connection with our A Warrants, Green Shoe Warrants and warrants issued in our recent private placement offering which closed February 23, 2004) in this prospectus are sold and no other shares of common stock are sold during the offering period.
(20) Lisa Boksenbaum is our employee.

                              PLAN OF DISTRIBUTION

All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o    ordinary brokers transactions, which may include long or short sales,

o transactions involving cross or block trades on any securities or market where our common stock is trading,

o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers or into an existing market for the common stock,

o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

o    any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $75,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

GENERAL

Our authorized capital stock consists of 500,000,000 shares of common stock, $.000666 par value per share and 150,000 shares of Convertible Redeemable Preferred Stock, $100 par value.

COMMON STOCK. As of April 19, 2004, 194,992,911 shares (this amount shall be reduced by 133,300 shares which represents the cancellation of shares issued in our February 2004 private placement that were not subscribed for) of $.000666 par value common stock were issued and outstanding. Holders of common stock are entitled to one vote for each share of common stock owned of record on all matters to be voted on by stockholders, including the election of directors. The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available. The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of common stock are validly issued, fully paid and non-assessable.

PREFERRED STOCK. As of April 19, 2004, 46,500 shares of $100 par value convertible redeemable preferred stock were issued and outstanding. The shares of preferred stock do not have voting power until converted into shares of common stock. The preferred stock was authorized for the purpose of converting net operating production revenue debt obligations, created pursuant to individual separate acquisition agreements to assets through instruments offering both liquidity and profit participation from our operations. On July 12, 2003, we issued 46,500 shares to Harlesk Nevada, Inc. in exchange for the Spring Valley and Gold Canyon placer gold claims. The preferred shares are secured by 20% of the net operating production revenue stream from the Spring Valley and Gold Canyon placer gold claims. The preferred shares are redeemable at face value ($100) plus a 3% coupon, from 20% of the net operating proceeds from production revenues derived from gold, silver, cooper and sand and gravel sales from the Spring Valley and Gold Canyon placer gold claims. Redemption shall commence on the earlier of the sixth month anniversary of issuance provided production has commenced and revenue is available for distribution, or 3 months after the commencement of production, and shall be payable quarterly in arrears. The preferred shares are convertible into shares of our common stock after the first anniversary of issuance. The conversion price is determined by the average market value of the shares of our common stock for the 30 days prior to conversion, less a 15% discount. Conversion is further limited to a maximum of 2 quarterly redemption payments with 30 days prior notice in advance of the next payment date. Upon conversion, common shares issued shall be restricted in accordance with Rule 144 of the 1933 Securities Act.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years ended December 31, 2003, there have been no disagreements with Jewett, Schwartz & Associates, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                                 TRANSFER AGENT

The Transfer Agent and Registrar for our common stock is Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. Its telephone number is (303) 282-4800.


                                     EXPERTS

The financial statements included in this prospectus have been audited by Jewett, Schwartz & Associates, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to our recurring losses from operations which raise substantial doubt about our ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

                              FINANCIAL STATEMENTS
                                GOLDSPRING, INC.


                                Table of Contents

 Report of Independent Certified Public Accountants....................................      F - 2

 Consolidated Balance Sheet as of December 31, 2003 ...................................      F - 3

 Consolidated Statements of Operations
                   for the years ended December 31, 2003 and 2002......................      F - 4

 Consolidated Statements of Changes in Stockholders' Equity
                   for the year ended December 31, 2003 and 2002.......................      F - 5

 Consolidated Statements of Cash Flows
                   for the year ended December 31, 2003 and 2002.......................      F - 6

 Notes to Consolidated Financial Statements ...........................................      F - 7 - 27


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the shareholders and board of directors GoldSpring, Inc.:

We have audited the accompanying consolidated balance sheet of GoldSpring, Inc. f/k/a Visator, Inc. (a Nevada corporation) as of December 31, 2003, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GoldSpring, Inc. as of December 31, 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.





JEWETT, SCHWARTZ & ASSOCIATES

HOLLYWOOD, Florida,
March 12, 2004.

                      GOLDSPRING, INC. f/k/a VISATOR, INC.
                           CONSOLIDATED BALANCE SHEET

                             As of December 31, 2003

                                     ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                                                 $           364,138
            Other current assets                                                                       48,291
            Inventory - Stockpile                                                                      54,000
            Deferred tax benefit                                                                      940,000
                                                                                          -------------------
              TOTAL CURRENT ASSETS                                                                  1,406,429
                                                                                          -------------------

PLANT, EQUIPMENT AND MINERAL PROPERITIES, NET
            Mineral Properties                                                                      6,249,556
            Plant and equipment                                                                       850,453
                                                                                          -------------------

              TOTAL PROPERTY AND EQUIPMENT                                                          7,100,009
                                                                                          -------------------

OTHER ASSETS:
            Reclamation deposit                                                                       145,000
            Equipment purchase deposit                                                                100,000
            Goodwill                                                                                8,768,343
                                                                                          -------------------
TOTAL ASSETS                                                                              $        17,519,781
                                                                                          ===================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
            Accounts Payable                                                              $           108,950
            Accrued Expenses                                                                           99,322
            Current portion of long-term debt - related party                                         400,000
                                                                                          -------------------

              TOTAL CURRENT LIABILITIES                                                               608,272
LONG-TERM DEBT - RELATED PARTY, NET OF CURRENT PORTION                                                600,000
                                                                                          -------------------

              TOTAL LIABILITIES                                                                     1,208,272
                                                                                          -------------------

STOCKHOLDERS' EQUITY
            Convertible redeemable preferred stock, $100 par
            value, 150,000 authorized, 46,500 issued and
            outstanding
                                                                                                    4,650,000
            Common stock, $.000666 par value, 500,000,000
            shares authorized, 172,627,149 shares issued and
            outstanding
                                                                                                      114,970
            Additional Paid-in Capital                                                             15,251,558
            Accumulated deficit                                                                   (3,705,019)
                                                                                          -------------------

              TOTAL STOCKHOLDERS' EQUITY                                                           16,311,509
                                                                                          -------------------
               TOTAL LIABILITIES AND
                STOCKHOLDERS' EQUITY                                                      $        17,519,781
                                                                                          ===================



        The accompanying notes are an integral part of these statements.
                                       F-3

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                        For the years ended December 31,

                                                                                 2003                     2002
                                                                         ----------------------    -------------------

Sales                                                                             $          -         $        1,157
Interest                                                                                 1,891                      -
                                                                         ----------------------    -------------------
                                                                                         1,891                  1,157

COSTS AND EXPENSES
Costs applicable to sales                                                                    -                      -
Depreciation, depletion and amortization                                                 1,118                 13,264
General and administrative                                                             387,557                 57,177
Consulting (see note M)                                                              4,258,235                      -
Research and development                                                                     -                  9,645
                                                                         ----------------------    -------------------

LOSS BEFORE INCOME TAX BENEFIT                                                      (4,645,019)               (78,929)

INCOME TAX BENEFIT                                                                     940,000                      -
                                                                         ----------------------    -------------------

NET LOSS                                                                          $ (3,705,019)        $      (78,929)
                                                                         ======================    ===================

Net loss per common share, basic and diluted                                      $     (0.027)        $       (0.003)
                                                                         ======================    ===================



        The accompanying notes are an integral part of these statements.
                                      F-4

                      GOLDSPRING, INC. f/k/a VISATOR, INC.
                STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY



                                                Convertible Redeemeble Preferred Stock               Common Stock
                                                    150,000 shares authorized               500,000,000 shares authorized
                                                    -------------------------               -----------------------------
                                                    Shares           Par Value          Shares         Par Value           Stock
                                                    Issued          $100 per share      Issued     $.000666 per share    Subscribed
                                                    ------          --------------      ------     ------------------    ----------
BALANCE - DECEMBER 31, 2001                       $         --     $         --        2,207,450       $    1,472     $         --

Eleven for one forward stock split                                                    22,074,500           14,702

Shares issued in exchange for consulting                                                 726,932              484
services

Twenty-five to one reverse stock split                                               (24,008,527)         (15,990)

Shares issued in exchange for consulting                                              18,500,000           12,321
services

Shares issued and reacquired
  as treasury stock                                                                   79,500,000           52,947           52,947


Shares surrendered to treasury and retired                                           (16,500,000)         (10,989)

Shares issuable for cancellation of
  Stockholder debt                                                                     1,198,726              798


Net loss for the period January 1, 2002
  Through December 31, 2002

                                                  ------------     ------------      -----------       ----------     ------------

BALANCE - DECEMBER 31, 2002                       $         --     $         --       83,699,081       $   55,745           52,947


Quasi-reorganization

Retirement of common stock                                                           (79,500,000)         (52,947)         (52,947)

Common stock issued for acquisitions of plant,                                        91,523,149           60,954
equipment and mining interests

Common stock issued for consulting services                                           24,289,000           16,176

Common stock retired                                                                     (11,735)              (8)

Convertible Redeemable Preferred stock issued           46,500        4,650,000
for mining claim

Issuance of common stock                                                              37,000,000           24,642

Stock dividend                                                                        15,627,654           10,408

Consulting fees incurred
Net Loss
                                                  ------------     ------------      -----------       ----------     ------------

BALANCE - DECEMBER 31, 2003                       $     46,500     $  4,650,000      172,627,149       $  114,970     $         --
                                                  ============     ============      ===========       ==========     ============

                                                    Common            Treasury
                                                     Stock             Stock          Additional        Treasury
                                                  Subscription     Subscription        Paid-In           Stock         Accumulated
                                                   Receivable         Payable          Capital          (at cost)        Deficit
                                                  ------------     ------------      -----------       ----------     ------------
BALANCE - DECEMBER 31, 2001                       $         --     $         --     $    317,428       $       --     $   (491,844)


Eleven for one forward stock split                                                       (14,702)

Shares issued in exchange for consulting                                                  22,794
services

Twenty-five to one reverse stock split                                                    15,990
Shares issued in exchange for consulting                                              18,672,679
services

Shares issued and reacquired
  as treasury stock                                    (52,947)         (20,000)         (52,947)         (20,000)


Shares surrendered to treasury and retired                                           (16,654,011)

Shares issuable for cancellation of
  Stockholder debt                                                                       203,196


Net loss for the period January 1, 2002
  Through December 31, 2002                                                                                                (78,929)
                                                  ------------     ------------      -----------       ----------     ------------

BALANCE - DECEMBER 31, 2002                       $    (52,947)    $     20,000     $  2,510,427       $  (20,000)    $   (570,773)


Quasi-reorganization                                                                    (570,773)                          570,773

Retirement of common stock                              52,947          (20,000)          52,947           20,000

Common stock issued for acquisitions of plant,
equipment and mining interests                                                         9,280,045

Common stock issued for consulting services                                            2,103,954

Common stock retired
Convertible Redeemable Preferred stock issued for mining claim

Issuance of common stock                                                               1,885,366

Stock dividend                                                                           (10,408)

Consulting fees incurred

Net Loss                                                                                                                (3,705,019)
                                                  ------------     ------------      -----------       ----------     ------------

BALANCE - DECEMBER 31, 2003                       $         --     $         --     $ 15,251,558       $       --     $ (3,705,019)
                                                  ============     ============      ===========       ==========     ============

                                                    Deferred
                                                   Consulting
                                                     Fees              Total
                                                  ------------     ------------
BALANCE - DECEMBER 31, 2001                       $         --     $   (172,944)


Eleven for one forward stock split                                           --

Shares issued in exchange for consulting               (23,278)              --
services

Twenty-five to one reverse stock split                                       --

Shares issued in exchange for consulting           (18,685,000)              --
services

Shares issued and reacquired
  as treasury stock                                                          --

Shares surrendered to treasury and retired          16,665,000               --

Shares issuable for cancellation of
  Stockholder debt                                                      203,994

Net loss for the period January 1, 2002
  Through December 31, 2002                                             (78,929)
                                                  ------------     ------------

BALANCE - DECEMBER 31, 2002                       $ (2,043,278)    $    (47,879)

Quasi-reorganization                                                         --

Retirement of common stock                                                   --

Common stock issued for acquisitions of plant,                        9,340,999
equipment and mining interests

Common stock issued for consulting services                           2,120,130

Common stock retired                                                         (8)

Convertible Redeemable Preferred stock issued
for mining claim                                                      4,650,000

Issuance of common stock                                              1,910,008

Stock dividend                                                               --

Consulting fees incurred                             2,043,278        2,043,278

Net Loss                                                             (3,705,019)
                                                  ------------     ------------
BALANCE - DECEMBER 31, 2003                       $         --     $ 16,311,509
                                                  ============     ============


        The accompanying notes are an integral part of these statements..

                      GOLDSPRING, INC. f/k/a VISATOR, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                        For the years ending December 31,

                                                                                           2003                  2002
                                                                                      --------------------------------------
Cash flows from operating activities
Net loss                                                                                   $ (3,705,019)     $      (78,929)

Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation
                                                                                                  1,118              13,264
   Deferred tax benefit                                                                        (940,000)
   Consulting services provided in exchange for common stock (See Note M)                     4,138,408
      (Increase) Decrease in:
        Other Current Assets                                                                   (148,291)             25,000
      Increase (Decrease) in:
        Accounts payable                                                                        108,951              11,924
        Accrued expenses                                                                         50,000                -
                                                                                           -------------     ---------------
                                                                                              3,210,186              50,188
                                                                                           -------------     ---------------
      Net cash used in operating activities                                                    (494,833)            (28,741)
                                                                                           -------------     ---------------
Cash flows from investing activities:
 Reclamation bond deposit
                                                                                               (145,000)                -
 Acquisitions of plant, equipment and mineral properties                                     (1,906,355)                -
                                                                                           -------------     ---------------

      Net cash used in investing activities                                                  (2,051,355)                -
                                                                                           -------------     ---------------
Cash flows from financing activities:
 Proceeds from the issuance of common stock                                                   1,910,008                 -
 Proceeds from the issuance of note payable to a related party                                1,000,000                 -
 Proceeds from the issuance of notes payable to related parties                                    -                 31,629
  Security deposits forfeited                                                                      -                  4,355
                                                                                           -------------     ---------------

   Net cash flows provided by financing activities                                            2,910,008              35,984
                                                                                           -------------     ---------------

      Net increase in cash                                                                      363,820               7,243
        Cash at beginning of year                                                                   318              (6,925)
                                                                                           -------------     ---------------

        Cash at end of year                                                           $         364,138      $          318
                                                                                      =================      ==============

Supplemental disclosures of non-cash investing and financing activities:
-----------------------------------------------------------------------

 Issuance of common stock for the acquisitions of Goldspring, LLC
 and Ecovat, LLC                                                                      $       9,000,000      $          -
                                                                                      =================      ==============
 Issuance of preferred stock for the acquisition of the Goldspring
 mining claims                                                                        $       4,650,000      $          -
                                                                                      =================      ==============

 Issuance of common stock for the acquisition of water rights                         $          41,000      $          -
                                                                                      =================      ==============

 Issuance of common stock for the acquisition of Plum Mining, LLC                     $         200,000      $          -
                                                                                      =================      ==============

 Issuance of common stock for an equipment deposit                                    $         100,000      $          -
                                                                                      =================      ==============




        The accompanying notes are an integral part of these statements.

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Summarized below are the significant accounting policies of Goldspring, Inc. (f/k/a STARTCALL.COM, INC.)

The Company: The Company, incorporated in the State of Florida effective October
-----------
19, 1999 (Date of Inception) under the name of Click and Call, Inc. and, established its corporate offices in Miami, Florida.

On June 7, 2000, the Company filed an amendment to the Articles of Incorporation effecting a name change to STARTCALL.COM, INC., and also changed its capital structure as disclosed in Note H to these financial statements.

The Company, prior to and for part of the current year, met the criteria of a Development Stage Enterprise and presented its financial statements in accordance with Statements of Financial Accounting Standards ("SFAS") Number 7, Accounting and Reporting by Development Stage Enterprises. However, during the current year and pursuing the termination of the agreement with Web Intelligence Technology APS and ARN Invest APS., as more fully described below, management of the Company, in the best interest of the shareholders determined that the Company should pursue other opportunities and no longer engage in development activities. At December 31, 2002 the Company was no longer in the development stage.

Nature of the Business:   The Company formerly planned on operating as an
----------------------
Application Service Provider, or ASP, and offering real-time interaction technology as an outsource service. In December 2002 management entered into a Stock Purchase Agreement and Share Exchange with Web Intelligence Technology ApS and ARN Invest ApS (both Denmark Corporations) in consideration for the issuance of 79,500,000 shares of Startcall to ARN. The Company subsequently filed a Certificate of Amendment in the State of Florida changing its name to Visator, Inc. Pursuant to the agreement, Antonio Treminio and Sylvio Martini resigned as officers and directors and Anders Nielsen and Jesper Toft were appointed new officers and directors of the Company. However, in February 2003 the parties to this agreement entered into a termination agreement and mutual release in which the parties agreed to terminate and deem null and void the Stock Purchase Agreement and Share Exchange. Pursuant to this agreement, ARN Invest returned the 79,500,000 shares of stock in consideration for the payment of $20,000 by the Company to Web Intelligence. The Company's Management, upon termination of this agreement, determined that it was in the best interest of the shareholders to seek other business opportunities for the Company. This topic is discussed in more detail below. The financial statements are being presented as though the termination took place in 2002.

                                      -F-7-

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Concurrent with the aforementioned termination agreement, management entered into a purchase agreement with Ecovery, Inc. ("Seller") to acquire GoldSpring LLC and Ecovat Copper Nevada LLC. These two enterprises made up substantially all of the assets used by Ecovery in conducting its mining business in Nevada. The assets included, but were not limited to, the Seller's accounts receivable, corporate name, trade name, trademarks and logos, mining tenements and any and all mining claims.

On March 20, 2003, pursuant to the Plan of Reorganization by Exchange the Company changed its name to GoldSpring, Inc.

On June 12, 2003, as outlined in the Plan and Agreement of Reorganization by exchange by Goldspring, Inc., the Company purchased substantially all of the assets of Ecovery, Inc. for a total of 90,000,000 restricted common shares of the Company, 46,500 newly authorized $100.00 Preferred Convertible, Redeemable shares in full satisfaction of $4,650,000 of production payments due from the operation of the mining claims and $100,000. The total transaction was valued at $13.75 million and of this $4,750,000 was the consideration for the Goldspring LLC placer mining claims. The Plan and Agreement of Reorganization by Exchange agreement was entered into on March 20, 2003, with an effectuation date of March 11, 2003 and all of the requirements and conditions of the closing were satisfied as of June 12, 2003. In accordance with the agreement, the Company in March 2003 cancelled the previously issued 79,500,000 restricted common shares and reissued 90,000,000 restricted common shares to Ecovery shareholders.

On November 4, 2003, the Company acquired Plum Mining LLC for $1.4 million. The purchase price consisted of a $200,000 cash payment, 594,177 restricted common shares valued at $200,000 and $1,000,000 non interest bearing promissory note due in equal quarterly installments commencing January 2004 through June 2006 (See Note G).

Principals of Consolidation:
----------------------------

The consolidated financial statements include the accounts of the Corporation and its wholly owned subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid debt securities purchased with original or remaining maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value.

                                      -F-8-

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002


NOTE A - SUMMARY OF  SIGNIFICANT  ACCOUNTING  POLICIES - Continued

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair market value because of the short maturity of those instruments. Furthermore, Notes Payable amounts approximate the fair value.

Credit Risk
-----------

It is the Company's practice to place its cash equivalents in high quality money market securities with one major banking institution. Certain amounts of such funds are not insured by the Federal Deposit Insurance Corporation. However, the Company considers its credit risk associated with cash and cash equivalents to be minimal.

Inventories
-----------

In general, costs that are incurred in or benefit the productive process are inventoried. Inventories are carried at the lower or cost or net realizable value. The current portion of inventories is determined based on the expected amounts to be processed within the next twelve months. Inventories not expected to be processed within the next twelve months are classified as long-term.

The major classifications of inventory are as follows: Stockpiles:

Stockpiles represent coarse ore that has been extracted from the mine and is available for further processing. Stockpiles are measured by estimating the number of tons (via truck counts and/or in-pit surveys of the ore before stockpiling) added and removed from the stockpile, the number of contained ounces (based on assay data) and the recovery percentage (based on the process for which the ore is destined). Stockpile tonnages are verified by periodic surveys. Stockpiles are valued based on mining costs incurred up to the point of stockpiling the ore, including applicable depreciation depletion, and amortization relating to mining operations. Value is added to a stockpile based on the current mining cost per ton and removed at the average cost per recoverable ounce of gold in the stockpile.

                                      -F-9-

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Leach Pads

The recovery of gold from certain oxide ores is best achieved through the heap leaching process. Under this method, ore is placed on leach pads where it is permeated with a chemical solution, which dissolves the gold contained in the ore. The resulting "pregnant" solution is further processed in a leach plant where the gold in-solution is recovered. For accounting purposes, value is added to leach pads based on current mining costs, including applicable depreciation depletion and amortization relating to mining operations. Value is removed from the leach pad as ounces are recovered in circuit at the leach plant based on the average cost per recoverable ounce of gold on the leach pad.

The engineering estimates of recoverable gold on the leach pads are calculated from the quantities of ore placed on the pads (measured tons added to the leach pads), the grade of ore placed on the leach pads (based on assay data) and a recovery percentage (based on the leach process and ore type). In general, the leach pad production cycles project recoveries of approximately 60% to 90% of the placed recoverable ounces in the first six months of leaching, declining each 6 month period thereafter until the leaching process is complete.

Although the quantities of recoverable gold placed on the leach pads are reconciled by comparing the grades of ore placed on pads to the quantities of gold actually recovered (metallurgical balancing), the nature of the leaching process inherently limits the ability to precisely monitor inventory levels. As a result, the metallurgical balancing process is constantly monitored and the engineering estimates are refined based on actual results over time. The ultimate recovery of gold from a pad will not be known until the leaching process is terminated.

The current portion of leach pad inventories is determined based on engineering estimates of the quantities of gold at the balance sheet date, which are expected to be recovered during the next twelve months.

In-process

In-process inventories represent materials that are currently in the process of being converted to a saleable product. Conversion processes vary depending on the nature of the ore and the specific mining operation, but include mill in - circuit, leach in-circuit, floatation and column cells, and carbon in-pulp inventories. In-process material is measured based on assays of the material fed to process and the projected recoveries of the respective plants. In-process inventories are valued at the average cost of the material fed to process attributable to the source material coming from the mine, stockpile or leach pad plus the in-process conversion costs, including applicable depreciation relating to the process facility, incurred to that point in the process.

                                     -F-10-

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Finished goods

Finished goods inventories represent saleable gold dore or gold bullion and are valued at the average cost of the respective in-process inventories incurred prior to the refining process, plus refining costs.

At December 31, 2003, the Company had a stockpile of 10,000 tons valued at $54,000.

Impairment of Long Lived Assets and Long Lived Assets to be Disposed Of
-----------------------------------------------------------------------

In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" which supersedes both SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and the accounting and reporting provisions of Accounting Practice Bulletin ("APB") Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business (as previously defined in that opinion).

This statement establishes the accounting model for long-lived assets to be disposed of by sale and applies to all long-lived assets, including discontinued operations. This statement requires those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. The Company adopted SFAS No. 144 in the fiscal year ending October 31, 2002.

SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with SFAS No. 121. The Company adopted SFAS No. 144 in its evaluation of the fair value of certain assets as described in Note 3.


                                     -F-11-

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Intangible Assets -- The Company accounts for intangible assets in accordance
-----------------
with SFAS 142. Generally, intangible assets with indefinite lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method. Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs. Such assets are amortized on a straight-line basis over the estimated useful life of the asset. Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the fair value is less than the carrying amount of the asset, an impairment loss is then recognized.

Revenue Recognition
-------------------

Revenue is recognized in accordance with the U.S. Securities and Exchange Commission Staff Accounting Bulletin No. 101, such that revenue is recognized when the price is determinable and upon delivery and transfer of title of third-party refined gold or other metal to the customer.

Deferred Stripping Costs
------------------------

In general, mining costs are charged to Costs applicable to sales as incurred. However, at open-pit mines, which have diverse grades and waste-to-ore ratios over the mine life, the Company defers and amortizes certain mining costs on a units-of-production basis over the life of the mine. These mining costs, which are commonly referred to as "deferred stripping" costs, are incurred in mining activities that are normally associated with the removal of waste rock. The deferred stripping accounting method is generally accepted in the mining industry where mining operations have diverse grades and waste-to-ore ratios; however industry practice does vary. Deferred stripping matches the costs of production with the sale of such production at the Company's operations where it is employed, by assigning each ounce of gold with an equivalent amount of waste removal cost. If the company were to expense stripping costs as incurred, there may be greater volatility in the Company's period-to-period operations.



                                     -F-12-

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

At the Company's gold mining operations, deferred stripping costs are charged to Costs applicable to sales as gold is produced and sold using the units-of-production method based on estimated recoverable ounces of proven and probable gold reserves, using a stripping ration calculated as the ratio of total tons to be moved to total proven and probable ore reserves, and result in the recognition of the costs of waste removal activities over the life of the mine as gold is produced and sold. The application of the accounting and deferred stripping costs and resulting differences in timing between costs deferred and amortization generally results in an asset on the balance sheet (deferred stripping costs), although a liability will arise if amortization exceeds costs deferred.

At December 31, 2003 the Company has not incurred any deferred stripping costs.

Stock Issued For Services -- The value of stock issued for services is based on
-------------------------
market value of the Company's common stock at the date of issue or management's estimate of the fair value of the services received, whichever is a more reliably measurable.

Research and Development Costs: Generally accepted accounting principles state
------------------------------
that costs that provide no discernible future benefits, or allocating costs on the basis of association with revenues or among several accounting periods that serve no useful purpose, should be charged to expense in the period occurred. SFAS No. 2 "Accounting for Research and Development Costs" requires that certain costs be charged to current operations including, but not limited to: salaries and benefits; contract labor; consulting and professional fees; depreciation; repairs and maintenance on operational assets used in the production of prototypes; testing and modifying product and service capabilities and design; and, other similar costs.

Property and Equipment: Property and equipment are stated at cost. Depreciation
----------------------
and amortization are provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. When applicable, leasehold improvements and capital leases are amortized over the lives of respective leases, or the service lives of the improvements, whichever is less.
                                                                     YEARS
                                                                   -----------

          Computer equipment, peripherals and software                2-3
          Office equipment                                            3-5
          Furniture and fixtures                                      5-7


                                      -F-13

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Expenditures for renewals and improvements that significantly extend the useful life of an asset are capitalized. The costs of software used in the business operations are capitalized and amortized over their expected useful lives. Expenditures for maintenance and repairs are charged to operations when incurred. When assets are sold or retired, the cost of the asset and the related accumulated depreciation are removed from the accounts and any gain or loss is recognized at such time.

The straight-line method of depreciation is used for financial reporting purposes.

Mineral Properties
------------------

Acquisition cost and exploration and development expenditures incurred on non-producing mineral properties identified as having development potential, are deferred until the viability of the property is determined.

Option payments received are treated as a recovery mineral property costs. Option payments are at the discretion of the optionee and accordingly are accounted for on a cash basis or when receipt is reasonably assured.

Holding costs to maintain a property on a care and maintenance basis are expense as incurred.

Management reviews the carrying value of the Corporation's interest in each property on a quarterly basis. Where information and conditions suggest impairment, these properties are written down to net recoverable amount, based on estimated future cash flows. Management's estimates of gold price, recoverable proven and probable reserves, operating capital and reclamation costs are subject to risks and uncertainties affecting the recoverability of the Corporation's investment in property, plant and equipment. Although management has made its best estimate of these factors based on current conditions, it is possible that changes could occur in the near term that could adversely affect management's estimate of net cash flows expected to be generated from its operating properties and the need for possible asset impairment write-downs.

Where estimates of future net cash flows are not available and where other conditions suggest impairment, management assesses if carrying value can be recovered.

Property acquisition and development costs are carried at cost less accumulated amortization and write-downs. Amortization during production is provided on the units-of production method based on proven and probable reserves.


                                     -F-14-

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Provision for Future Reclamation and Closure Costs
--------------------------------------------------

Minimum standards for mine site reclamation and closure have been established by various government agencies that affect certain operations of the Corporation. The Corporation calculates its estimates of reclamation liability based on current laws and regulations and the expected future costs to be incurred in reclaiming, restoring and closing its operating mine sites. It is possible that the Corporation's estimate of its reclamation, site restoration and closure liability could change in the near term due to possible changes in laws and regulations and changes in cost estimates.

During mine production, a provision for reclamation and mine closure is charged to earnings over the mine life on a units-of-production basis.

Recent Authoritative Pronouncements
-----------------------------------

The FASB has recently issued several new accounting pronouncements which may apply to the Company.

SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" supercedes SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". Though it retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss, SFAS No. 144 provides additional implementation guidance. SFAS 144 excludes goodwill and intangibles not being amortized among other exclusions. SFAS No. 144 also supercedes the provisions of APB Opinion No. 30, "Reporting the Results of Operations," pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS No. 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The adoption of SFAS No. 144 did not have a material effect on the Company's financial position, results of operations or liquidity.

SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," updates, clarifies, and simplifies existing accounting pronouncements. SFAS No. 145 rescinds SFAS 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion 30 will now be used to classify those gains and losses. SFAS No. 64 amended SFAS No. 4, and is no longer necessary because SFAS No. 4 has been rescinded. SFAS



                                     -F-15-

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

No. 44 was issued to establish accounting requirements for the effects of transition to the provisions of the motor Carrier Act of 1980.

SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions is accounted for in the same manner as sale-leaseback transactions. This amendment is consistent with FASB's goal requiring similar accounting treatment for transaction that have similar economic effects. This statement is effective for fiscal years beginning after May 15, 2002. The adoption of SFAS No. 145 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

Statement No. 146, "Accounting for Exit or Disposal Activities" addresses the recognition, measurement, and reporting of costs that are associated with exit and disposal activities that are currently accounted for pursuant to the guidelines set forth in Emerging Issues Task Force ("EITF") No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to exit an Activity (including Certain Cost Incurred in a Restructuring)," cost related to terminating a contract that is not a capital lease and onetime benefit arrangements received by employees who are involuntarily terminated - nullifying the guidance under EITF No. 94-3. Under SFAS No. 146, the cost associated with an exit or disposal activity is recognized in the periods in which it is incurred rather than at the date the Company committed to the exit plan. This statement is effective for exit or disposal activities initiated after December 31, 2002 with earlier application encouraged. The adoption of SFAS No. 146 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure", amends SFAS No. 123, "Accounting for Stock-Based Compensation." In response to a growing number of companies announcing plans to record expenses for the fair value of stock options, SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The Statement also improves the timeliness of those disclosures by requiring that this information be included in interim as well as annual financial statements. In the past, companies were required to make pro forma disclosures only in annual financial statements. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002.



                                     -F-16-

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

The Company adopted the disclosure provisions of SFAS No. 148 for the year ended December 31, 2002, but will continue to use the method under APB Opinion No. 25 in accounting for stock options. The adoption of the disclosure provisions of SFAS No. 148 did not have a material impact on the Company's financial position, results of operations or liquidity.

In May 2003, the FASB issued Statement No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Statement requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. The Company is currently classifying financial instruments within the scope of this Statement in accordance with this Statement. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Management does not believe that this Statement will have a material impact on the Company's financial statements.

Earnings Per Common Share: In calculating earnings per common share, basic
-------------------------
earnings per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding, excluding the diluted effects of stock options. Currently, the Company has no stock options outstanding.

Use of Estimates: In preparing financial statements in conformity with generally
----------------
accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenditures during the reported periods. Actual results could differ materially from those estimates. Estimates may include, but not be limited to, those pertaining to the estimated useful lives of property and equipment and software, determining the estimated net realizable value of receivables, and the realization of deferred tax assets.

Stock-Based Compensation: The Company will account for stock-based compensation
------------------------
using the intrinsic vale method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Compensation costs for stock options, if any, are measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount the employee must pay to acquire the stock. Restricted stock is recorded as compensation costs over the requisite vesting periods based on the market value on the date of grant. Compensation costs for shares issued under performance share plans are recorded based upon the current market value of the Company's stock at the end of each period.


                                     -F-17-

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for StockBased Compensation", established accounting and disclosure requirements using a fairvalue-based method of accounting for stock-based employee compensation plans. The Company is electing to use APB Opinion No. 25 as its method of accounting and is adopting the disclosure requirements of SFAS No. 123.

The fair value of each option grant is to be estimated on the date of grant using the BlackScholes option pricing model and certain weighted-average assumptions. As of December 31, 2003 no options have been granted.

Risks and Uncertainties: Management regularly evaluates risks and uncertainties
-----------------------
and, when probable that a loss or expense will be incurred, a charge to current period operations is recorded.

Income Taxes: The Company recognizes deferred tax assets and liabilities based
------------
on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

NOTE B - OTHER CURRENT ASSETS

At December 31, 2003, other current assets include the following: Other Current
Assets:

      Prepaid Consulting                                          25,000
      Acquistion Deposit                                          10,000
      Prepaid Rent                                                 7,000
      Other                                                        6,291
                                                          --------------

  Total                                                   $       48,291
                                                          ==============



                                      -F-18

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002



NOTE C - MINERAL PROPERTIES

                                                              December 31, 2003
                                     ===========================================================
                                                                Accumulated
                                                                Amortization
                                                                 and Write
                                            Cost                   downs                Net
                                     ----------------       --------------      ----------------

MINERAL PROPERTIES:
     Placer Gold Properties          $      4,750,000       $            -      $      4,750,000
     Big Mike Copper Mine                     119,138                    -               119,138
     Plum Gold Properties                   1,290,418                    -             1,290,418
     Water rights                              90,000                    -                90,000
                                     ----------------       --------------      ----------------

                                     $      6,249,556       $            -      $      6,249,556
                                     ================       ==============      ================

                                                              December 31, 2003
                                     ===========================================================
                                                          Exploration / Permit
                                     Acquisition Cost            Cost                   Net
                                     ----------------       --------------      ----------------

MINERAL PROPERTIES:
    Placer Gold Properties           $      4,750,000       $            -      $      4,750,000
    Big Mike Copper Mine                      119,138                    -               119,138
    Plum Gold Properties                    1,290,418                    -             1,290,418
    Water rights                               90,000                    -                90,000
                                     ----------------       --------------      ----------------

                                     $      6,249,556       $            -      $      6,249,556
                                     ================       ==============      ================



                                      -F-19

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002

NOTE C - MINERAL PROPERTIES - continued

Placer Gold Properties and Big Mike Copper Mine

In March 2003 the Company, pursuant to a Plan and Agreement of Reorganization, acquired GoldSpring LLC (the Placer Gold Properties) and Ecovat Copper Nevada LLC (the Big Mike Copper Mine) for $13.75 million. Total consideration allocated for the Placer Gold mineral properties and Big Mike Copper Mine was $4,750,000 consisting of 46,500 shares of $100 preferred convertible/redeemable shares plus $100,000 in cash and $119,138 respectively.

The Company will pay a 2% net smelter royalty for gold production at the Placer Gold Properties once the maximum production obligation of $4,650,000 to the shareholder of the Preferred stock have been satisfied.

Plum Gold Properties

The Plum Gold Properties was acquired as part of the acquisition of Plum Mining Company, LLC in November of 2003, for a total of $1,400,000 that consisted of a cash payment of $200,000, 549,177 restricted common shares valued at $200,000 and a promissory note payable for $1,000,000. (See Note G)

Upon commencement of production at the Billie the Kid and Lucerne properties, the Company shall pay a royalty to the lessor totaling the greater of $500 per month or a percentage of the Net Smelter Returns (The percentage varies based on the price of gold - 3% if gold is less than $400 per ounce, 4% if gold is in the $400's per ounce and 5% if gold is $500 or greater per ounce.).


NOTE D - PLANT AND EQUIPMENT

At December 31, plant and equipment consists of the following:

                                                             Accumulated
                                                             Depreciation
                                                                and
                                            Cost             Write-Downs                Net
                                        ---------           ------------        ----------------
    Gold Properties                     $ 845,953           $         -         $        845,953
    Corporate                               4,500                     -                    4,500
                                        ---------           -----------         ----------------

                                        $ 850,453           $         -         $        850,453
                                        =========           ===========         ================


                                     -F-20-

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002

NOTE E - INTANGIBLE ASSETS

In March 2003, the Company acquired GoldSpring LLC and Ecovat Copper Nevada from a private corporation and a private limited liability company, for $13.75 million. The purchase price consisted of 90 million restricted common shares valued at $9 million issued to the shareholders of this corporation, 46,500 $100 par value convertible preferred shares issued to the previous seller of the assets and $100,000 cash. The Goodwill arising from this transaction is as follows:

 Goodwill                                   $       8,768,343

 Accumulated amortization                                   -
                                            -----------------
                                            $       8,768,343
                                            =================


At December 31, 2003 the company does not have intangible assets subject to amortization.

NOTE F - ACCRUED RECLAMATION AND CLOSURE COSTS

The Nevada Revised Statutes and regulations promulgated there under by the Nevada State Environmental Commission and Division of Environmental Protection requires surety to be posted for mining projects to assure the Company will leave the site safe, stable, and capable of providing for a productive post-mining land use. Pursuant to the approved Reclamation Plan for Billie the Kid, the Company posted a surety in the amount of $321,000, of which $145,000 came in the form of a cash deposit and the balance was secured from a surety agent.

At December 31, 2003 the Company has not accrued any reclamation and closure costs.

NOTE G - NOTE PAYABLE - RELATED PARTY

shareholder of the Company; payable in ten
quarterly payments of $100,000 through June
2006.                                                          $    1,000,000
Less current portion                                                 (400,000)
                                                               --------------
                                                               $      600,000
                                                               ==============


                                     -F-21-

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002

NOTE H - STOCKHOLDERS' EQUITY

On September 27, 2002, the stockholders approved an amendment to the Company's Articles of Incorporation pursuant to which the Company will increase the authorized shares of common stock from 50,000,000 to 150,000,000.

On February 4, 2002, the Board of Directors approved an 11-1 forward split of the Company's outstanding stock. At the time of the stock split outstanding common shares totaling 2,207,450 was exchanged for 24,281,950 common shares.

In October 2002, the Company issued and aggregate of 726,932 shares for consulting services to be rendered. The Company valued these common shares at the fair market value on the issuance date of $23,278, which will be amortized over the service period.

On December 6, 2002, the Board of Directors approved a 25-1 reverse split of the Company's outstanding stock. At the time of the stock split, outstanding common shares totaling 25,033,882 were exchanged for 1,001,335 common shares.

During December 2002, the Company entered into consulting agreements for investor relation and business advisory services to be rendered. As compensation for these services the Company issued an aggregate of 18,500,000 shares of common stock to these consultants. The Company valued these common shares at the fair market value on the contract date of $18,685,000. Concurrent with the termination agreement previously described in Note A, 16,500,000 of these shares were surrendered to treasury and retired which was recorded as of December 31, 2002 at the issuance cost of $1.01 per share (the fair market value on the issuance date) aggregating $16,665,000 that also was recorded as a reduction to deferred consulting fees and additional paid-in capital. The consulting services were realized during 2003.

In March 2003, the Company amended its articles of incorporation thereby increasing the authorized number of common shares to 500,000,000.

In March 2003, prior to the Plan and Agreement of Reorganization by exchange by Goldspring, Inc., the Company entered into three consulting agreements whereby the Company issued an aggregate of 24,000,000 shares of stock, with an aggregate offering price of $2,080,000 (fair market value at the time of the contracts) in exchange for consulting services. Such consulting services were expensed during 2003.

In August 2003, the Company issued 89,000 shares of its common stock valued at $.17 per share, with an aggregate price of $15,130 for consulting services.



                                     -F-22-

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002

NOTE H - STOCKHOLDERS' EQUITY - continued

In August 2003, the Company issued 2,000,000 shares of its common stock valued at $.125 per share, with an aggregate price of $250,000. 200,000 shares were issued for geological services and 800,000 shares were issued for deposit on equipment to be purchased and 1,000,000 shares were issued for cash proceeds of $125,000.

In September 2003, the Company issued 36,000,000 shares its common stock at a price of $.0496 per share, for an aggregate offering of $1,785,008.

Preferred Stock
---------------

In July 2003 the Company issued 46,500 shares of convertible preferred stock valued at $100.00 per share, for an aggregate amount of $4,650,000 in exchange for the Spring Valley and Gold Canyon placer gold claims.

The preferred stock is redeemable at face value ($100) plus a 3% coupon, both to be paid from 20% of the net operating proceeds from production revenues derived from gold, silver, copper and sand and gravel sales from the Spring Valley or Gold Canyon placer gold claims. Redemption shall commence on the earlier of the 6th month anniversary of issuance, provided production has commenced and revenue is available for distribution, or 3 months after the commencement of production and shall be payable quarter in arrears.

The preferred shares are convertible after the first anniversary of issue at a price determined by average market value for the 30 days prior to conversion, less 15%. Conversion is further limited to a maximum of 2 quarterly redemption payments at a time with 30 days prior notice in advance of the next payment date, unless otherwise mutually agreed in writing. Upon conversion shares shall be restricted per section 144.

Quasi reorganization
--------------------

As of June 30, 2003, the Company had disposed of all of its operating assets and was in the process of settling all of its outstanding liabilities and seeking a merger partner. Accordingly, the Company has changed its business focus. The Board of Directors elected to restate the balance sheet as a"quasi-reorganization". In a quasi-reorganization, the deficit in retained earnings is eliminated by charging paid-in capital. In effect, this gives the balance sheet a "fresh-start". Beginning July 1, 2003 and continuing forward, the Company will be crediting net income and charging net losses to retained earnings.


                                     -F-23-

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002

STOCKHOLDERS' EQUITY - continued

Cancellation of Shareholder Debt:
---------------------------------

In March 2003, in consideration for the issuance of 1,198,726 restricted shares of common stock, certain shareholders of the Company canceled all of the debt and promissory notes and accrued interest owed to them by the Company. At December 31, 2002, these shares were recorded in stockholders equity as shares issued at an aggregate amount of $203,897.

Stock dividend
--------------

In September 2003, the Board of Directors approved a 10 for 11 forward split of the Company's outstanding common stock. At the time of the stock split outstanding common shares totaling 156,276,346 was exchanged for 171,904,000 common shares.

NOTE I - STOCK BASED COMPENSATION

The Company will account for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", under which no compensation cost for stock options is recognized for stock option awards granted at or above fair market value. If the compensation expense for the Company's three stock-based plans are determined based upon fair values at the grant dates for awards under these plans in accordance with SFAS No. 123, "Accounting for StockBased Compensation", the Company's net earnings and with earnings per share will be reduced to pro forma amounts to be disclosed in the financial statements for the applicable periods.

As of December 31, 2003, the Company has not granted any stock options or rights.

NOTE J- EARNINGS (LOSS) PER SHARE OF COMMON STOCK

Statement of Financial Accounting Standards No 128, "Earnings Per Share," requires two presentations of earnings (loss) per share - "basic" and "diluted." Basic earnings per share is computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares (the denominator) for the period. The computation of diluted earnings (loss) per share is similar to basic earning per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued. The numerator in calculating both basic and diluted earnings (loss) per share for each period is the reported net income (loss). The denominator is based on the following weighted-average number of common shares outstanding for each of the respective periods:


                                     -F-24-

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002


                December 31, 2003           December 30, 2002
                -----------------           -----------------
                    135,131,484                  4,228,181
                    ===========                  =========

A difference between basic and diluted weighted-average common shares arises from the assumption that dilutive stock options outstanding, if any, are exercised. Stock options and warrants are not included in the diluted earnings
(loss) per share calculation when the exercise price is greater than the average market price. The Company did not have any stock options or warrants outstanding as of December 31, 2003.

NOTE K - INCOME TAXES

The Company did not provide any current or deferred US federal or state income tax provision or benefit through the year ended December 31, 2002 because it has experienced operating losses since inception. The Company has provided a full valuation allowance on the deferred tax asset, consisting primarily of a net operating loss, because of the uncertainty regarding its realizability through December 31, 2002.

At December 31, 2002 the Company had a net operating loss carryforward of approximately $570,000; this amount has been reclassified to additional paid-in capital under the quasi-reorganization previously described. At December 31, 2003 the Company had a net operating loss of approximately $4,700,000. Utilization of this net operating loss, which begins to expire in year 2023, may be subject to certain limitations under section 382 of the Internal Revenue Code of 1986, as amended, and other limitations under state tax laws. Due to the change in the nature of the Company's operations and the expected likelihood that the net operating loss carryforward may be utilized, management has elected to recognize a deferred tax benefit of $1,880,000 offset by a valuation allowance of $940,000.

The components of the income tax benefit for the year ended December 31, 2003 were as follows:



  Current                                           $          -
  Deferred:
    Federal                                               940,000
    State                                                      -
                                                    -------------
                                                    $     940,000
                                                    =============



                                      -F-25

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets at December 31, 2003 are approximately as follows:

                                                                  2003
                                                            ------------------

     Net operating loss carryforward                        $       1,880,000
     Valuation allowance for deferred tax assets.                    (940,000)
                                                            ------------------

         Net deferred tax assets                            $         940,000
                                                            =================

NOTE L - SUBSEQUENT EVENTS

On February 10, 2004, the Company announced a Restricted Private Placement for accredited private investors of $332,500 (44 1/3 units). Units of $7,500 consisting of 10,000 shares of the Company's restricted common stock, par value $.000666 and 5,000 warrants exercisable at $1.00 for a one-year period. The Company has the right to redeem the restricted shares from the investors within 120 days of the purchase of the shares at the same price paid by the investor and the investor will retain the warrants. The warrants/converted shares shall have registration rights commencing 180 days after the date of issuance. The restricted shares shall remain restricted for one year if not redeemed. This Offering shall remained open for 10 business days on a first come basis.

On March 12, 2004, the Company raised a total of $10 million in a private placement to institutional and accredited investors through the issuance of 21,739,130 shares of unregistered common stock. The investors will also receive Series A warrants to purchase 50% additional shares of common stock, at an exercise price of $0.86 per share and Series B warrants, providing investors the opportunity to invest an additional $5 million at an exercise price of $.46 per share.



                                      -F-26

                      GOLDSPRING, INC. f/k/a VISATOR, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Years ended December 31, 2003 and 2002

NOTE M - CONSULTING FEES
Consulting Fees provided in Exchange
for Common Stock                                      $         4,138,408

Other                                                             119,827
                                                      -------------------
Total Consulting Expenses                             $         4,258,235
                                                      ===================




Prior to the Plan and Agreement of Reorganization by exchange by Goldspring, Inc., the Company had entered into various contractual arrangements whereby the Company would issue common stock as consideration for investor relations, business advisory and related consulting services. A total of 26,726,932 common shares valued at $4,123,278 were issued for consulting services during the period February 2002 through March 11, 2003 (See Note H for further details). The entire amount was recorded as an expense in 2003.





                                     -F-27-

                                GOLDSPRING, INC.

            21,739,129 SELLING SECURITY HOLDER SHARES OF COMMON STOCK
         10,869,575 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH
                            CONVERSION OF A WARRANTS
          10,869,575 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH
                        CONVERSION OF GREEN SHOE WARRANTS
           211,666 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH
                             CONVERSION OF WARRANTS

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                     , 2004

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange
Commission registration fee         $ 3,663
Legal fees and expenses (1)         $50,000
Accounting fees and expenses (1)    $10,000
Miscellaneous and Printing fees(1)  $ 2,500
                                    -------
Total (1)                           $66,163

(1) Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Section 607.0850 of the Florida Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On March 22, 2004, we issued a total of 21,739,129 shares of our common stock to the following investors. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. These investors represented that they were accredited investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing legends stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

Gamma Opportunity Capital Partners, LP                        1,630,435
Longview Fund LP                                              1,630,435
Longview Equity Fund, LP (5)                                  2,445,652
Longview International Equity Fund, LP (5)                      815,217
Alpha Capital Aktiengesellschaft (4)                          1,086,957
Capital Ventures International (6)                            2,173,913
Portside Growth and Opportunity Fund (7)                        543,478
Enable Growth Partners L.P. (8)                                 434,783
Whalehaven Funds Limited (9)                                    326,087
Stonestreet Limited Partnership (10)                            760,870
Smithfield Fiduciary LLC (11)                                   543,478
TCMP3 Partners LLP (12)                                         217,391
Bristol Investment Fund, Ltd. (13)                              652,174
Vertical Ventures, LLC (14)                                     543,478
Merriman Curhan Ford Corporation (15)                           272,826
A. Tod Hindin                                                   108,696
Kenneth R. Werner Revocable Trust                               108,696
Thomas P. O'Shea, Jr                                             65,217
D. Jonathan Merriman                                             65,217
Brock Ganeles                                                    54,348
Elise Stern                                                      54,348
Craig E. Sultan                                                  54,348
Carl Frankson                                                    54,348
Jon M. Plexico                                                   43,478
Pete Marcil                                                      43,478
David Bain                                                       43,478
Steven R. Sarracino                                              42,391
Gregory S. Curhan                                                21,739
John Hiestand                                                    21,739
Robert E. Ford                                                   21,739
Eric Wold                                                        21,739
Christopher Aguilar                                              21,739
Peter A. Blackwood                                               21,739
Genesis Microcap Inc. (16)                                      217,391
John V. Winfield                                              1,630,435
John V. Winfield IRA-1                                        1,086,957
John V. Winfield IRA-2                                          543,478
Santa Fe Financial Corp. (17)                                   543,478
Portsmouth Square, Inc. (17)                                    543,478
Intergroup Corp. (17)                                         2,173,913
Erik Franklin                                                    54,348

In February 2004, we issued a total of 443,333 shares of our common stock to the following investors. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. These investors represented that they were accredited investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing legends stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

Joanne T. Becker InterVivos Trust                     20,000
Charles and Genevieve Holmes                          10,000
Rodney Mayberry                                       20,000
Gerald Jenkins                                        10,000
Isaac and Donna Ward                                  20,000
David Salari                                          10,000
Alan Ward                                             10,000
John Wilkins                                          10,000
Thomas and Barbara Worthen                            10,000
Mark and Jennifer Ward                               193,333
Gordon Randy Lane                                    100,000
Robert Faber                                          10,000
Stephen Parent                                        10,000
Lisa Boksenbaum                                       10,000

On January 12, 2004, we issued a total of 50,000 shares to Pernendu K. Rana Medhi pursuant to a consulting agreement. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. These issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Medhi had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing legends stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 11, 2003, we issued 64,486 shares to Jeffrey Jolcover for the purchase of the water rights with the Plum Mining acquisition. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. These issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Jolcover had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing legends stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 6, 2003, we issued a total of 64,486 shares to Scott Jolcover for the purchase of the water rights with the Plum Mining acquisition. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. These issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Jolcover had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing legends stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 6, 2003, we issued 594,177 shares to acquire The Plum Mining Company LLC. The W. Hughes Brockbank Living Trust was issued 534,759 restricted common shares and Scott Jolcover was issued 59,418 restricted common shares. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. These issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, W. Hughes Brockbank Living Trust and Scott Jolcover had the necessary investment intent as required by Section 4(2) since it agreed to and received share certificates bearing legends stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 16, 2003 we issued a total of 38,000,000 shares to the following investors: Jubilee Investment Trust PLC-36,000,000 shares; Mark D. Ward & Jennifer H. Ward-1,000,000 shares; Terry Plummer-800,000 shares; and Jerrie w. Gasch-200,000 shares. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. These issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. These investors represented that they were accredited investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing legends stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 21, 2003, we issued 39,000 shares to Frederick L. Conquest for services rendered to us and on September 16, 2003 we issued an additional 50,000 shares to Frederick L. Conquest for services rendered to us. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. These issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Conquest had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing legends stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 24, 2003, we erroneously issued 10,000,000 shares to Antonio Treminio. Such shares were subsequently returned to us by mutual consent of both us and Mr. Treminio and were cancelled.

On March 24, 2003, we issued 509,460 shares to Sylvio Martini for the cancellation of debt to us and 677,533 shares to Antonio Treminio for the cancellation of debt to us. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. These issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Treminio and Martini had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing legends stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

Effective March 11, 2003 we issued 90,000,000 shares to Ecovery, Inc. pursuant to an Agreement and Plan of Reorganization. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. These issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ecovery represented that it was an accredited investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ecovery had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing legends stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 20, 2002 we issued 79,500,000 shares to ARN Invest ApS pursuant to a Stock Purchase Agreement and Share Exchange. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. These issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. ARN Invest Aps represented that it was an accredited investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, ARN Invest Aps had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing legends stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction. These shares were subsequently returned to us and cancelled when the Agreement was deemed null and void.

On December 5, 2002, we issued 2,009 shares to Keith Richardson as a settlement with Mr. Richardson. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. These issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Richardson had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing legends stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 20, 2002, we issued 754,000 shares to Stanley Medinger for services rendered to us. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. These issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Merdinger had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing legends stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT DESCRIPTION


3.1(a)   Articles of Incorporation of Click and Call Corp.

3.1(b)   Articles of Amendment to Articles of Incorporation of Click and Call
         Corp.

3.1(c)   Articles of Amendment to Articles of Incorporation of Startcall.com
         Inc.

3.1(d)   Articles of Amendment to Articles of Incorporation of Startcall.com
         Inc.

3.1(e)   Articles of Amendment to Articles of Incorporation of Startcall.com
         Inc.

3.1(f)   Articles of Amendment to Articles of Incorporation of Visator, Inc.

3.1(g)   Articles of Organization - Plum Mining Co., LLC

3.2      By-Laws

5.1      Opinion and Consent of Anslow & Jaclin, LLP

10.1     Subscription Agreement

10.2     Common Stock Purchase Warrant A

10.3     Common Stock Purchase Warrant (Green Shoe)

10.4     Funds Escrow Agreement

21.1     Subsidiaries of Goldspring, Inc.

23.1     Consent of Jewett, Schwartz & Associates, independent auditors.

24.1     Power of Attorney (included on signature page of Registration
         Statement)

ITEM 17. UNDERTAKINGS.

(A)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) Reflect in the prospectus any facts or events which,
                    individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)  Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C)  Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 21st day of April, 2004.

GOLDSPRING, INC.

By: /s/ STEPHEN B. PARENT
    --------------------------------------
        STEPHEN B. PARENT
        CHAIRMAN OF THE BOARD OF DIRECTORS
        AND CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

The undersigned directors and officers of Goldspring, Inc. hereby constitute and appoint Stephen Bruce Parent, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                        TITLE                                     DATE
--------------------------       ----------------------------------        -------------
/s/ STEPHEN B. PARENT            Chairman of the Board of Directors        April 21, 2004
--------------------------       and Chief Executive Officer
STEPHEN B. PARENT

/s/ JOHN F. COOK                 President                                 April 21, 2004
--------------------------
JOHN F. COOK

/s/ ROBERT T. FABER              Secretary and Chief Financial Officer     April 21, 2004
--------------------------
ROBERT T. FABER

/s/ LESLIE L. CAHAN              Director                                  April 21, 2004
--------------------------
LESLIE L. CAHAN

/s/ PURENDU K. RANA MEDHI
--------------------------       Director                                  April 21, 2004
PURENDU K. RANA MEDHI

/s/ TONY E. APPLEBAUM
--------------------------       Director                                  April 21, 2004
TONY E. APPLEBAUM